                              OFFICE BUILDING LEASE

                                     between

                        FIRST CAMPUS LIMITED PARTNERSHIP

                                    LANDLORD

                                       and

                              PCTEL MARYLAND, INC.

                                     TENANT

                            Dated: September 16, 2005

                              OFFICE BUILDING LEASE
                                TABLE OF CONTENTS

1.  Introductory Provisions..............................................     1
(a) Fundamental Lease Provisions.........................................     1
(b) References and Conflicts.............................................     2
2.  Premises.............................................................     3
(a) Demised Premises.....................................................     3
(b) Building.............................................................     3
(c) Tenant's Proportionate Share.........................................     3
3.  Term.................................................................     3
(a) Lease Term...........................................................     3
(b) Inability to Deliver Possession......................................     3
4.  Rent.................................................................     4
(a) Base Annual Rent.....................................................     4
(b) Adjustments to Base Annual Rent......................................     4
(c) Additional Rent......................................................     4
(d) Additional Rent Estimates and Adjustments............................     6
(e) Prorated Rent........................................................     6
(f) Payment of Rent......................................................     6
(g) Survival of Rent Obligation..........................................     7
5.  Security Deposit.....................................................     7
(a) Use..................................................................     7
(b) Exclusivity..........................................................     7
(c) Not Liquidated Damages...............................................     7
6.  Construction of Premises and Occupancy...............................     7
(a) Improvement Allowance................................................     7
(b) Landlord's Construction Fee..........................................     7
(c) Construction Services Provided By Tenant.............................     7
(d) Early Access.........................................................     8
(e) Allowance............................................................     8
7.  Use of Demised Premises..............................................     8
(a) Use..................................................................     8
(b) Illegal and Prohibited Uses Compliance...............................     8
(c) Environmental Protection.............................................     8
(d) Indemnification......................................................     8
8.  Rules and Regulations................................................     9
9.  Subletting and Assignment............................................     9
(a) Consent..............................................................     9
(b) Request for Consent..................................................    10
(c) Landlord's Termination Right.........................................    10
(d) Profits..............................................................    10
(e) Tenant Liability.....................................................    10
(f) Assignment by Landlord...............................................    11
10. Services and Utilities...............................................    11
(a) Building Standard Services and Utilities.............................    11
(b) Overtime Services....................................................    11
(c) Interruption or Reduction of Service.................................    11
(d) Excessive Electrical Usage...........................................    12
(e) Excessive Heat Generation............................................    12
(f) Security.............................................................    12
(g) Utility Selection....................................................    12
11. Maintenance and Repairs..............................................    12
(a) Tenant Reporting Requirements........................................    13
(b) Landlord Responsibilities............................................    13
12. Alterations..........................................................    14
(a) Landlord Consent.....................................................    14
(b) Surrender............................................................    14
(c) Liens................................................................    14
(d) Indemnity............................................................    14
13. Signs and Advertisements.............................................    15
(a) Directory Listings and Suite Entrance Signs..........................    15
(b) Landlord Consent.....................................................    15
(c) Exterior Signs.......................................................    15
(d) Advertisements.......................................................    15
14. Excessive Floor Load.................................................    15
15. Moving and Deliveries................................................    15
16. Tenant's Responsibility for Damage...................................    16
17. Access...............................................................    16
(a) Access to Building...................................................    16
(b) Landlord's Access to Demised Premises................................    16
(c) Restricted Access....................................................    16

18. Liability............................................................    16
(a) Landlord's Liability.................................................    17
(b) Criminal Acts of Third Parties.......................................    17
19. Insurance............................................................    17
(a) Insurance Rating.....................................................    17
(b) Liability Insurance..................................................    17
(c) Property Insurance...................................................    18
(d) Tenant Construction..................................................    18
(e) Landlord Insurance...................................................    17
(f) Workers' Compensation Insurance......................................    18
(g) Business Interruption Insurance......................................    18
(h) Policy Requirements..................................................    18
(i) Waiver of Subrogation................................................    18
20. Damage by Casualty...................................................    18
(a) Fire or Casualty Damage..............................................    18
(b) Substantial Damage...................................................    19
(c) Insurance Proceeds...................................................    19
21. Condemnation.........................................................    19
22. Bankruptcy...........................................................    19
(a) Events of Bankruptcy.................................................    20
(b) Termination of Lease.................................................    20
(c) Assumption by Trustee................................................    20
(d) Liquidated Damages...................................................    20
23. Defaults and Remedies................................................    21
(a) Default..............................................................    21
(b) Remedies.............................................................    21
(c) Landlord's Remedies Cumulative.......................................    22
(d) Non-Waiver...........................................................    23
24. Lender Requirements..................................................    23
(a) Subordination........................................................    23
(b) Attornment...........................................................    23
(c) New Financing........................................................    23
(d) Financial Statements.................................................    23
25. Estoppel Cetificates.................................................    24
26. Tenant Holdover......................................................    24
(a) With Landlord Consent................................................    24
(b) Without Landlord Consent.............................................    24
27. Relocation...........................................................    24
28. Quiet Enjoyment......................................................    25
29. Limitation of Landlord's Liability...................................    25
30. Time of the Essence..................................................    25
31. Waiver of Jury Trial.................................................    25
32. Notices..............................................................    25
(a) Landlord's Liability.................................................    25
(b) Effective Date of Notice.............................................    25
33. Postponement of Performance..........................................    25
34. Brokers..............................................................    25
35. Miscellaneous Provisions.............................................    26
(a) Governing Law........................................................    26
(b) No Partnership.......................................................    26
(c) No Representations by Landlord.......................................    26
(d) Exhibits.............................................................    27
(e) Pronouns.............................................................    27
(f) Captions.............................................................    27
(g) Landlord's Approval..................................................    27
(h) Invalidity of Particular Provisions..................................    27
(i) Convenants...........................................................    27
(j) Counterparts.........................................................    27
(k) Joint and Several Liablity...........................................    27
(l) Counterparts.........................................................    27
(m) Recordation..........................................................    27
(n) Entire Agreement; Modification.......................................    27
(o) Authority............................................................    27
(p) Examination of Lease.................................................    27
(q) Rule Against Perpetuities............................................    27
(r) Confidentiality......................................................    27
36. OFAC Certification...................................................    27
37. Binding Effect.......................................................    27

Exhibit A. Floor Plan of Demised Premises [Section 2(a)]
Exhibit B. Space Plan of Demised Premises [Section 6(a)]
Exhibit C. Construction Schedule [Section 6(b)]
Exhibit D. Rules and Regulations [Section 8]
Exhibit E. Certificate of Commencement [Section 2(a) and Section 3(b)]
Addendum

                                      LEASE

     This Lease (the "Lease") is made this 16th day of September 2005, between First Campus Limited Partnership, a Maryland limited partnership ("Landlord") and PCTEL Maryland, Inc., a Delaware corporation ("Tenant").

                                   WITNESSETH:

     For and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, the parties agree as follows:

     1.   INTRODUCTORY PROVISIONS.

     (a) Fundamental Lease Provisions. Certain fundamental Lease provisions are presented in this section in summary form solely to facilitate convenient reference by the parties hereto:

1.  Demised Premises          Suite No. 200                              [See Section 2(a)]

2.  Building                  First Campus, Bldg 1                       [See Section 2(a)]

3.  Address                   20410 Observation Drive                    [See Section 2(a)]
                              Germantown, MD 20876

4.  Rentable Area of          20,704 rentable square feet                [See Section 2(a)]
    Demised Premises

5.  Rentable Area of          68,585 rentable square feet                [See Section 2(b)]
    Building

6.  Proportionate Share       30.19%                                     [See Section 2(b)]

7.  Lease Term                Seven (7) years                            [See Section 3(a)]

8. Commencement Date          January 2, 2006, provided that Tenant's    [See Section 3(a)]
                              improvements are substantially completed
                              and approval for occupancy has been
                              received from Montgomery County.

9.  Rent Commencement Date    The Commencement Date                      [See Section 3(a)]

10. Expiration Date           Seven (7) years after the                  [See Section 3(a)]
                              Commencement Date.

11. Rental Agent              Guardian Realty Management, Inc.           [See Section 3(a)]
                              702 Russell Avenue, Suite 400
                              Gaithersburg, MD 20877

12. Base Annual Rent          $410,146.24                                [See Section 4(a)]

13. Base Monthly Rent         $34,178.85                                 [See Section 4(a)]

14. Annual Adjustments        3% per annum, except for the 6th Lease     [See Section 4(b)]
    To Base Annual Rent       Year; the Base Annual Rent shall be
                              increased by $1.25 psf (in lieu of the
                              3% escalation) at the commencement of
                              the 6th Lease Year.

15. Use of Demised Premises   Light Manufacturing/General Office Use     [See Section 7]

16. Security Deposit          $34,178.85                                 [See Section 5(a)]

17. Base Operating Expense    Operating Expenses incurred for calendar   [See Section 4(c)]
                              year 2006

18. Additional Rent           Tenant's Proportionate Share of            [See Section 4(c)]
                              increases in operating expenses over the
                              Base Operating Expense Amount.

19. Date Tenant Space         See Exhibit "B" Attached                   [See Section 6(b)]
    Plans to be Furnished

20. Standard Building         8:00 a.m. to 6:00 p.m. Monday - Friday     [See Section 10(a)]
    Operating Hours           9:00 a.m. to 1:00 p.m. Saturday

21. Building Holidays         New Years Day, Memorial Day, Fourth of     [See Section 10(a)]
                              July, Labor Day, Thanksgiving, and
                              Christmas

22. Address for Notices       PCTEL Maryland, Inc.                       [See Section 32]
    to Tenant before          c/o PCTEL Maryland,
    Occupancy of              Inc. 12810 Wisteria Drive
    Demised Premises          Germantown, MD 20674
                              Attn: Joe Sedita

23. Address for Notices       PCTEL Maryland, Inc.                       [See Section 32]
    to Tenant after           c/o PCTEL Maryland, Inc.
    Occupancy of Demised      20410 Observation Drive, Suite 200
    Premises                  Germantown, Maryland 20876

                              and copy to:

                              PCTEL, Inc.
                              8725 West Higgins Road, Suite 400
                              Chicago, Illinois 60631
                              Facsimile (773) 243-3050

24. Address for Notices       Guardian Realty Management, Inc.           [See Section 32]
    to Landlord               702 Russell Avenue, Suite 400
                              Gaithersburg, MD 20877
                              Facsimile (301) 417-6199

25. Leasing Broker            Landlord's Broker:                         [See Section 34]
                              McShea & Company One Bank Street,
                              Suite 300 Gaithersburg, Maryland 20878
                              Attn: Ro Waldron

                              Tenant's Broker:
                              McShea & Company
                              One Bank Street, Suite 300
                              Gaithersburg, Maryland 20878
                              Attn: Robert Dickman

     (b) References and Conflicts. References appearing in Section 1(a) are intended to designate some of the other places in the Lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. These references are for convenience only and shall not be deemed all inclusive. Each reference in this Lease to any of the Fundamental Lease Provisions contained in Section l(a) shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the Fundamental Lease Provisions set forth in Section l(a) and any other provisions of the Lease, the latter shall control.

     (c) Exhibits. The following drawings and special provisions are attached hereto as exhibits and hereby made a part of this Lease:

     Exhibit A. Floor Plan of Demised Premises [Section 2(a)]
     Exhibit B. Space Plan of Demised Premises [Section 6(a)]
     Exhibit C. Construction Schedule [Section 6(b)]
     Exhibit D. Rules and Regulations [Section 8]
     Exhibit E. Certificate of Commencement [Section 2(a) and Section 3(b)] Addendum

     2.   PREMISES.

     (a) Demised Premises. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Demised Premises as specified in Section l(a)(l) located in the Building specified in Section l(a)(2) at the address specified in Section l(a)(3). The Demised Premises shall consist of approximately the square footage of rentable floor space as specified in Section l(a)(4) and as shown on floor plan attached hereto as Exhibit "A". Upon completion of Tenant's Space Plan, as specified in Exhibit B and Subsection 6(a), Landlord's architect shall determine the exact number of rentable square feet in the Demised Premises in accordance with the ANSI/BOMA Method (hereinafter defined), and the Base Annual Rent and Tenant's Proportionate Share shall be proportionately adjusted. Landlord shall cause its architect to timely provide to Tenant a copy of the ANSI/BOMA calculations used to determine the rentable square footage. The parties agree that the rentable square footage of the Demised Premises, determined pursuant to this section, and the adjusted Base Annual Rent and Tenant's Proportionate Share shall be set forth in the Certificate of Commencement, attached hereto as Exhibit "E", to be executed by the parties within fifteen (15) days after the Commencement Date of the Lease Term. As used herein, the "ANSI/BOMA" method shall mean the standard method for measuring floor area in office buildings ANSI/BOMA Z65.1-1996

     (b) Building. Tenant acknowledges Landlord's statement that the gross rentable area in the Building is specified in Section l(a)(5). Landlord reserves the right to modify the rentable area of the Building from time to time during the Lease Term as a result of construction of new improvements, the demolition of existing improvements, or inclusion of improvements not currently within the boundaries of the Building.

     (c) Tenant's Proportionate Share. Tenant's Proportionate Share of certain expenses hereinafter made payable to Landlord as Additional Rent is specified in Section l(a)(6) and Section 4(c)(ii). Said computation is based upon the ratio of the total rentable area of the Demised Premises to the rentable area of the Building. The Proportionate Share shall be modified during the Lease Term in the event that the rentable area of the Building is modified as described in Section 2(b) above or in the event that the architect's calculation described in Section 2(a) above shows a different square footage for the Demised Premises.

     3.   TERM.

     (a) Lease Term. The term of this Lease (sometimes herein called the "Lease Term") shall commence on the "Commencement Date" and, subject to sooner termination as herein provided, ending the number of years specified in Section 1(a)(7) after the Rent Commencement Date (the "Expiration Date"). The period commencing with the Rent Commencement Date (on the first day of the next calendar month in the event the Rent Commencement Date does not occur on the first day of a month) and ending on the last day of the twelfth calendar month thereafter shall constitute the first "lease year" as such term is used herein. Each successive full twelve (12) month period during the Lease Term shall constitute a "lease year".

     (b) Inability to Deliver Possession. If Landlord shall be unable to tender possession of the Demised Premises on the Commencement Date set forth in Section 1(a)(8), if Tenant is constructing the tenant improvements, or by the Rent Commencement Date set forth in Section l(a)(9), if Landlord is constructing the tenant improvements, by reason of: (a) the fact that the Demised Premises are located in a Building being constructed and which has not been sufficiently completed to make the Demised Premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; (c) the failure to complete repairs, improvements or decoration of the

Demised Premises or of the Building; or (d) for any other reason, Landlord shall not be subject to any liability for the failure to tender possession on said date. In the case of holding over, provided Landlord shall promptly institute suit for recovery of the Demised Premises and diligently pursue the same, Landlord shall have no responsibility for any delay in tendering possession of the Demised Premises. Under any of the aforesaid circumstances, the rent covenanted to be paid herein shall not commence and the Commencement Date (if Tenant is constructing the tenant improvements, or the Rent Commencement Date, if Landlord is constructing the tenant improvements) shall not occur until possession of the Demised Premises is tendered to Tenant as contemplated in Section l(a)(8); provided, however, that the Rent Commencement Date shall not be postponed by (i) any delays occasioned by Tenant's failure to perform any of its obligations with respect to the construction of the Demised Premises within the time frames for such performance set forth in Exhibit "C", or (ii) any delays in construction caused by any contractors retained by Tenant, or (iii) any delays in construction resulting from delays in the delivery or installation of improvements specified in Tenant's Space Plan which are not Building Standard, provided that Landlord shall have informed Tenant that such improvements would result in construction delays prior to final Space Plan approval. No such failure to give possession on the date set forth in Section l(a)(8) or the Rent Commencement Date set forth in Section 1(a)(9) (as applicable), shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to modify the Lease Term, which in all events shall be the number of years set forth in Section l(a)(7); provided, however, that if Landlord shall not have tendered possession of the Demised Premises to Tenant nine (9) months after the date set forth in Section l(a)(8), or the Rent Commencement Date set forth in Section l(a)(9) (as applicable), then either Landlord or Tenant may terminate this Lease by written notice to the other party. In such event, Landlord shall refund any security deposit and advance rental payment theretofore paid by Tenant, and the parties shall thereupon be relieved of any and all liability hereunder. If permission is given to Tenant to enter into the possession of the Demised Premises prior to the Commencement Date in Section 1(a)(8), or the Rent Commencement Date set forth in Section l(a)(9) (as applicable), Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease and the Commencement Date or the Rent Commencement Date (as applicable) will coincide with the date of occupancy. Within fifteen (15) days after the Rent Commencement Date, Landlord and Tenant shall execute a Certificate of Commencement in the form of Exhibit "E".

     4.   RENT.

     (a) Base Annual Rent. The Base Annual Rent reserved hereunder shall be as specified in Section l(a)(12) which shall be payable by Tenant to the Landlord during each lease year of the Lease Term in equal monthly installments of Base Monthly Rent each as specified in Section 1(a)(l3). Tenant shall pay the first monthly installment of Base Annual Rent upon execution of this Lease, which payment shall be credited against the first payment of Base Monthly Rent required by this Lease. Tenant shall pay the remaining monthly installments of Base Annual Rent in advance, without notice or demand, and without set-off, deduction or abatement of any kind, on or before the first day of each and every calendar month throughout the entire term of the Lease, at the office of the Rental Agent specified in Section l(a)(l1), or to such other person or at such other address as Landlord may designate by written notice to Tenant from time to time.

     (b) Adjustments to Base Annual Rent. On the first day of the second lease year, and on the first day of each lease year thereafter during the Lease Term (including any extension terms), the Base Annual Rent (then in effect) shall be increased by three percent (3%) per annum. Landlord shall give Tenant written notice of each such adjustment and the amount of Base Annual Rent payable during the forthcoming lease year. In lieu of the three percent (3%) escalation, the Base Annual Rent shall be increased by one and 25/100 dollars ($1.25) per rentable square foot at the commencement of the sixth (6th) Lease Year.

     (c) Additional Rent.

          (i) General. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than of Base Annual Rent, such payment shall be deemed to be additional rent ("Additional Rent"). Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant upon Tenant's receipt from Landlord of a statement showing the amount owed. Additional Rent shall include, but not be limited to:

          (ii) Operating Expenses. Throughout the Lease Term, Tenant agrees to pay to Landlord, as Additional Rent, Tenant's Proportionate Share, as set forth in Section l(a)(6), (and as may be adjusted as contemplated by Section 2(a)), of any increase in operating expenses during each calendar year over the Base Operating Expense Amount specified in Section l(a)(17). The term "operating expenses" shall mean any and all expenses reasonably incurred by Landlord in connection with owning, managing, operating, maintaining, servicing, insuring and repairing the Building, and the attached land and parking lot, and its related exterior appurtenances, including but not limited to: (1) wages and salaries of all employees engaged in the management, operation or maintenance of the Building, including taxes, insurance and benefits relating hereto; (2) all supplies, materials, equipment and tools used in the operation or maintenance of the Building; (3) cost of all maintenance and service agreements for the Building and the equipment therein, including but not limited to controlled access and energy management services, window cleaning and elevator maintenance;
(4) cost of all insurance relating to the Building, including the cost of casualty, liability and rent loss insurance applicable to the Building and Landlord's personal property used in connection therewith; (5) general and special repairs and maintenance; (6) management fees; (7) legal, accounting, auditing and other professional fees; (8) the cost of any additional services not provided to the Building at the Commencement Date of the Lease Term, but thereafter provided by Landlord in the prudent management of the Building; (9) reasonable reserves for replacements, repairs and contingencies; (10) costs for char service and cleaning supplies; (11) costs for utility services such as electricity, gas, water and sewage (including any costs incurred in changing the provider providing electricity services); (12) the cost of any capital improvements or alterations made to the Building after the Commencement Date of the Lease Term, that reduce other operating expenses, or which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall reasonably determine, together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed for the purposes of constructing said capital improvements; (13) transportation district fees, parking district fees, and the cost of other amenities required by law; and (14) "real estate taxes" (as hereinafter defined). "Operating Expenses" shall not include any of the following, except to the extent that such costs and expenses are included in operating expenses as described in the previous sentence: capital expenditures; depreciation of the Building or equipment therein; costs of painting or decorating tenant space; leasing brokerage commissions; interest and amortization of mortgages; ground rent; the costs of special services or utilities separately charged to individual tenants of the Building; or that portion of any Operating Expenses that is paid to any entity affiliated with Landlord that is in excess of the amount that would otherwise have been paid to a non-affiliated entity.

     The term "real estate taxes" shall mean all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter assessed, levied or imposed upon the Building, and the land on which it is built, including, without limitation, front foot benefit charges and adequate public facility costs and assessments, together with (i) any tax, assessment, or other imposition in the nature of a real estate tax, (ii) any ad valorem tax on rent or any tax on income if imposed in lieu of or in addition to real estate taxes and assessments, and (iii) any taxes and assessments which may hereafter be substituted for real estate taxes, including by way of illustration only, any tax, assessment or other imposition (whether a business rental or other tax) now or hereafter levied upon Landlord for Tenant's use or occupancy of or conduct of business at the Demised Premises, or Tenant's improvements to or furniture, fixtures or equipment in the Demised Premises. "Real estate taxes" shall also include all costs incurred by Landlord in contesting the validity or amount of any such taxes.

          (iii) Landlord's Enforcement Costs. Additional Rent shall include any and all expenses incurred by Landlord, including reasonable attorneys' fees and court costs, for the collection of monies due from Tenant and the enforcement of Tenant's obligations under the provisions of this Lease. When Landlord, at Tenant's expense, performs an obligation of Tenant pursuant to the terms of this Lease, the costs and expenses (including overhead) incurred by Landlord in performance of such obligations shall be Additional Rent.

     (d) Additional Rent Estimates and Adjustments

          (i) In order to provide for current monthly payments of Additional Rent, Landlord shall submit to Tenant prior to January 1st of each year during the Lease Term a written statement of Landlord's estimate of the amount of the increases described in Section 4(c)(ii) above, together with the amount of Tenant's Additional Rent which is estimated to result from such increases. Tenant shall pay each month one-twelfth (l/12th) of Tenant's Proportionate Share of Landlord's estimate of the increase in each year of operating expenses over the Base Operating Expense Amount. Landlord may revise its estimate of operating expenses at any time during a calendar year by written notice to Tenant, setting forth such revised estimate and Tenant's Proportionate Share of the estimated operating expense increases. In such event, all monthly payments made by Tenant after such notice shall be in an amount calculated on the basis of such revised estimate. Tenant shall, in all cases, continue to make monthly payments of Basic Operating Expenses based on the last estimate from Landlord until it receives a revised or updated estimate.

          (ii) If payment of Additional Rent begins on a date other than January 1st under this Lease, in order to provide for current payments of Additional Rent through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord's estimate of Tenant's Additional Rent for that partial year, stated in monthly increments, resulting from the increases described in Section 4(c) (ii) above. Tenant shall make the monthly incremental payments of estimated Additional Rent together with its installments of Base Monthly Rent during that partial year.

          (iii) After the end of each calendar year, Landlord will as soon as practicable submit to Tenant a statement of the actual increases incurred in operating expenses for the preceding calendar year over the Base Operating Expense Amount. Tenant shall pay Landlord, within thirty (30) days of Tenant's receipt of such statement, Tenant's Proportionate Share of the excess, if any, of Tenant's Proportionate Share of the actual operating expense increases over the amount paid by Tenant during the previous year as its Proportionate Share of the projected operating expense increases. If the amount paid by Tenant during the previous year exceeded Tenant's Proportionate Share of actual operating expense increases for the year, the excess shall be credited toward payment of the next installment of Base Monthly Rent to be paid by Tenant after Tenant receives said statement from Landlord. If the amount paid by Tenant during the last calendar year of the Lease Term exceeds Tenant's Proportionate Share of actual operating expense increases for such year, Landlord shall pay Tenant the excess amount within thirty (30) days after Landlord's submission to Tenant of the aforesaid operating expense statement for such calendar year.

          (iv) Within ten (10) days after receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to request a statement of operating expenses of the Building prepared by Landlord's certified public accountant and copies of real estate tax bills, which shall be supplied to Tenant within a reasonable time (not to exceed thirty (30) days) after Tenant's written request. No such request shall extend the time for payments as set forth in Section 4(c) or Section 4(d) (iii) above. Unless Tenant asserts specific error(s) and supports such errors, in writing, within fifteen (15) business days after Landlord has complied with Tenant's request, Tenant shall waive the right to contest the statement of actual figures for the year submitted by Landlord. If it shall be determined that there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment. Any payment, refund or credit made pursuant to Section 4(c) or 4(d) shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provision hereof; provided however, such right to correct or adjust rental payments shall terminate at the expiration of two (2) years after the date any payment shall have become due.

     (e) Prorated Rent. Any rent payable for a portion of a month shall be prorated based upon a thirty (30) day calendar month.

     (f) Payment of Rent. Any Base Annual Rent or Additional Rent which is not paid within five (5) days after the same is due shall, subject to Tenant receiving notice as provided in Section 23(a)(i), bear interest at eighteen percent (18%) per annum or the highest legal rate, whichever is lower. In addition, in the event Base Annual Rent or Additional Rent is not paid within five (5) days of its due date, Landlord, at its sole option, may assess a late charge equal to five percent (5%) of the Base Monthly Rent as liquidated damages for the additional administrative charges incurred by Landlord as a result of such late payment. If Landlord receives from Tenant two or more returned or "bounced" checks in any twelve (12) month period, Landlord may require all future rent by cashier's or certified check.

     (g) Survival of Rent Obligation. The obligation of Tenant with respect to the payment of Additional Rent shall survive the termination of this Lease or assignment thereof.

     5.   SECURITY DEPOSIT.

     (a) Use. Tenant has deposited with Landlord simultaneously with the execution of this Lease, the amount stipulated in Section 1(a)(l6) as a deposit (the "Security Deposit") to secure the prompt performance of Tenant's obligations hereunder. The Security Deposit may be commingled with Landlord's general funds, if permitted by law. Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure any Default or to compensate Landlord for loss or damage sustained by Landlord as a result of a Default, in which event Tenant shall be obligated to deposit with Landlord the amount necessary to restore the Security Deposit to its original amount within ten (10) business days after written notice from Landlord. To the extent not forfeited or otherwise used as provided herein, and provided the Demised Premises are vacated in good condition, reasonable wear and tear excepted, as described in Section 11, the Security Deposit shall be returned, without interest, to Tenant within forty-five (45) days after the expiration or termination of this Lease.

     (b) Exclusivity. Landlord may deliver the Security Deposit to the purchaser or any assignee of Landlord's interest in the Demised Premises or the Building, whereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall apply also to any and all subsequent transferors of the Landlord's interest in this Lease.

     (c) Not Liquidated Damages. If the Tenant fails to take possession of the Demised Premises as required by this Lease, the Security Deposit shall not be deemed liquidated damages and Landlord's use of the Security Deposit pursuant to this Section 5 shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.

     6.   CONSTRUCTION OF PREMISES AND OCCUPANCY.

     (a) Delivery and Acceptance. Landlord, at Landlord's expense, shall provide Tenant with a reasonable "turn-key" build-out using Building standard materials (except as otherwise specified in Exhibit B-1 attached hereto) in accordance with the mutually agreed upon space plan attached hereto and made a part hereof as Exhibit "B" which has been executed by Tenant. The build-out shall otherwise be in accordance with all applicable ADA and fire standards. Tenant shall notify Landlord of any construction defects within ten (10) business days after Landlord's delivery of the Premises to Tenant. Landlord shall promptly repair any such defects. Tenant shall have the benefit of all warranties for workmanship provided by the contractor or any other applicable manufacturer's warranties for materials and equipment furnished for the Tenant Improvements.

     (b) Architectural Services. Landlord shall provide architectural services required in connection with the preparation of the Tenant's initial Space Plan (Exhibit "B"), at Landlord's cost. Landlord shall provide architectural services required in connection with the construction of the Demised Premises including construction drawings, at Landlord's cost. Landlord and Tenant shall comply with the Construction Schedule attached hereto and made a part hereof as Exhibit "C".


     (c) Permits. Landlord shall be responsible for obtaining the construction and occupancy permits for the Demised Premises. Tenant shall be responsible for obtaining any other permits or licenses necessary for its lawful occupancy of the Demised Premises. If the occupancy permit is denied for any reason outside of Landlord's control, this Lease will become null and void. In such event, Landlord shall promptly refund any security deposit and advance rental payment

     (d) Early Access. Permission is given to Tenant to enter the Demised Premises fifteen (15) days prior to the Commencement Date for the sole purposes of installing telephone and data equipment and related cabling. Tenant agrees to indemnify Landlord against any damage or delays in substantial completion due to interference arising from Tenant's early access.

     (e) Allowance. In addition, Landlord will provide Tenant with an allowance equal to Fifty Thousand Dollars ($50,000.00) to be applied to the cost of Tenant's systems furniture. Landlord shall reimburse Tenant for such costs upon receipt of paid invoices and lien waivers for such systems furniture.

     7.   USE OF DEMISED PREMISES.

     (a) Use. Tenant shall use and occupy the Demised Premises for the purposes specified in Section 1(a)(l5) and for no other purpose whatsoever. Tenant shall, at no additional cost, throughout the Lease Term and any extensions thereof, have exclusive use of the second (2nd) floor loading dock, which is part of its Demised Premises.

     (b) Illegal and Prohibited Uses Compliance. During the Lease Term, Tenant will not use or permit the Demised Premises or any part thereof to be used in violation of any present or future applicable law, regulation or ordinance, or of the certificate of occupancy issued for the Building or the Demised Premises, and shall immediately discontinue any use of the Demised Premises which is declared by any governmental authority having jurisdiction to be in violation of law or said certificate of occupancy. Tenant will not use or permit the Demised Premises to be used for any purposes that interfere with the use and enjoyment of the Building by Landlord or the other tenants, or which violate the requirements of any insurance company insuring the Building or its contents, or which, in Landlord's sole discretionary opinion, impair the reputation of the Building. Tenant shall refrain from and discontinue such use immediately upon receipt of written notice from Landlord. Tenant, at its expense, shall comply with the laws, rules or regulations now or hereinafter enacted of any federal, state or municipal authority, or the local Fire Underwriters Association, or with any notice from any public officer pursuant to law, or with any notice from any insurance company pertaining to Tenant's occupancy or use of the Demised Premises, whether such notice shall be served on Landlord or Tenant. Tenant, at Tenant's expense, shall, after obtaining Landlord's prior written consent (which shall not be unreasonably withheld), make any changes, alterations, renovations or modifications to the Demised Premises which are necessitated or required by any such laws, rules, regulations or notices.

     (c) Environmental Protection. During the Lease Term, Tenant and Tenant's employees and agents shall not dispose of any oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance including, without limitation, asbestos (hereinafter collectively referred to as "hazardous waste"), as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time (hereinafter collectively referred to as the "Act"), at, upon, under or within the Demised Premises or the Building or the land upon which it is built or into the plumbing or sewer or water system servicing the Demised Premises and/or the Building, nor shall Tenant, its agents or employees cause or permit the discharge, spillage, uncontrolled loss, seepage or filtration of any hazardous waste at, upon, under or within the Demised Premises or the Building or the land or into the plumbing or sewer or water system servicing the same. Tenant shall comply in all respects with the requirements of the Act and related regulations. In the event of a release, leaking, spillage or other deposit of any hazardous waste at, upon, under or within any part of the Demised Premises or the Building or the land, Tenant shall give immediate notice to the Landlord of same and promptly, at Tenant's sole expense, take any and all necessary actions to return the Demised Premises and the Building and the land to the condition existing before the presence of any such hazardous waste, provided, however, that Tenant shall first obtain Landlord's written approval for any such remedial action.

     (d) Indemnification. Tenant shall indemnify, defend and hold harmless Landlord from and against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands including reasonable attorneys' fees, arising out of any violation of or default in the covenants of Sections 7(b) and (c). The provisions of Sections 7(b) and (c) and this Section 7(d) shall survive the expiration or termination of the Lease Term.

     8.   RULES AND REGULATIONS.

     Tenant covenants on behalf of itself, its employees, agents, and licensees and invitees to comply with the rules and regulations set forth in Exhibit "D", which is attached hereto and made a part hereof (the "Rules and Regulations"). Landlord shall have the right, in its sole discretion, to make reasonable additions and amendments to the Rules and Regulations from time to time and Tenant covenants that Tenant, its employees, agents, licensees and invitees will comply with additions and amendments to the Rules and Regulations upon Landlord's provision to Tenant of a written copy of the same. Any default by Tenant, or any other party set forth above, of any of the provisions of the Rules and Regulations as set forth on Exhibit "D" or as amended, from time to time, shall be considered to be a Default under the terms of this Lease. Landlord shall have no liability to Tenant or any other party for violations of the Rules and Regulations by any party whatsoever. If there is any inconsistency between this Lease and the Rules and Regulations, the Lease shall govern.

     9.   SUBLETTING AND ASSIGNMENT.

     (a) Consent. Tenant shall not assign this Lease, or any of Tenant's rights or obligations hereunder, or sublet the Demised Premises or any part thereof, or permit the Demised Premises to be used by others without the prior written consent of Landlord, which consent shall not be unreasonably withheld if all of the following conditions are satisfied:

          (i) In the reasonable judgment of Landlord, the proposed assignee or subtenant is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Building, and the nature of the proposed assignee's or subtenant's business and its reputation are in keeping with the character of the Building and its tenancies;

          (ii) The purposes for which the proposed assignee or subtenant intends to use the Demised Premises (or the applicable portion thereof) are uses permitted by this Lease and not prohibited by any other lease in the Building;

          (iii) No uncured default shall have occurred under this Lease, either at the time Landlord's consent to such assignment or subletting is requested, or at the commencement of the term or effective date of such assignment or subletting, and Tenant shall comply with all of the terms of this Section 9 in connection with such assignment or subletting;

          (iv) In the event of an assignment, the proposed assignee shall assume all of Tenant's obligations under this Lease, by agreement reasonably satisfactory to Landlord;

          (v) In the event of a subletting, the proposed subtenant shall agree to perform Tenant's obligations hereunder with respect to the portion of the Demised Premises sublet, by agreement reasonably satisfactory to Landlord; and

          (vi) Any Building mortgagee whose consent is required shall consent to such assignment or subletting.

If Tenant is a corporation, unincorporated association, partnership or limited liability company, then the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or limited liability company so as to result in a change in the control thereof by the person, persons or entities owning a controlling interest therein as of the date of this Lease, without the prior written consent of Landlord as described above, shall be deemed an assignment made in breach of this covenant. Tenant shall not mortgage, pledge or encumber this Lease without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion. Landlord's consent in any specific instance to any assignment, mortgage, pledge, encumbrance, subletting or use of the Demised Premises and its collection and acceptance of rent from any such approved assignee, subtenant or other occupant shall neither constitute a waiver of the provisions of this paragraph, nor be construed as permission for any subsequent assignment, mortgage, encumbrance, subletting or use without compliance with this paragraph. Without the prior written consent of Landlord, this Lease and the interest of Tenant, or any assignee of Tenant, shall not pass by operation of law, nor shall it be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant, or any assignee of Tenant.

     (b) Request for Consent. In order to request the consent of Landlord to an assignment of this Lease or subletting of all or part of the Demised Premises, Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, all terms of the proposed assignment or subletting, the commencement or effective date of the proposed assignment or subletting (the "Proposed Transfer Commencement Date", which shall not be less than sixty (60) days after the date of Tenant's Request Notice), and the area proposed to be assigned or sublet (the "Proposed Transfer Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant, a certification executed by Tenant and such proposed assignee or subtenant stating whether (and to what extent) any premium or other consideration is being paid for the proposed assignment or subletting, and all other information reasonably requested by Landlord concerning such proposed assignee or subtenant. Tenant shall pay all expense (including reasonable attorneys' fees) up to $1,000.00 incurred by Landlord in connection with any request by Tenant for Landlord's consent to any assignment, subletting, mortgage, pledge or encumbrance.

     (c) Landlord's Termination Right. Except in the event of an assignment of Lease which is triggered by an acquisition of Tenant by another entity, Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Transfer Space as of the Proposed Transfer Commencement Date, by sending Tenant written notice within thirty (30) days after Landlord's receipt of Tenant's Request Notice. If the Proposed Transfer Space does not constitute the entire Demised Premises and Landlord elects to terminate this Lease with respect to the Proposed Transfer Space, then: (i) Tenant shall tender the Proposed Transfer Space to Landlord on the Proposed Transfer Commencement Date as if the Proposed Transfer Commencement Date had been originally set forth in this Lease as the expiration date of the Lease Term with respect to the Proposed Transfer Space; and (ii) as to all portions of the Demised Premises other than the Proposed Transfer Space, this Lease shall remain in full force and effect, and the Base Annual Rent and Tenant's Proportionate Share shall be reduced proportionately based on square footage. Unless otherwise agreed in writing, Tenant shall pay all expenses of demising walls and other construction required to permit the operation of the Proposed Transfer Space separate from the balance of the Demised Premises. If the Proposed Transfer Space constitutes the entire Demised Premises and Landlord elects to terminate this Lease, then: (i) Tenant shall tender the Demised Premises to Landlord on the Proposed Transfer Commencement Date, and (ii) the Lease Term shall terminate on the Proposed Transfer Commencement Date. If Landlord exercises its right to terminate this Lease with respect to the Proposed Transfer Space (whether the Proposed Transfer Space constitutes all or part of the Demised Premises, Tenant agrees that Landlord shall have access to the Proposed Transfer Space thirty
(30) days prior to the effective termination date for remodeling or redecorating purposes, or to show the Proposed Transfer Space to prospective tenants.

     (d) Profits. In the event of an assignment or sublease made in accordance with the terms hereof, Tenant shall pay to Landlord monthly (in the case of a sublease) or when otherwise received by Tenant (in the case of an assignment) fifty percent (50%) of the "Net Profits" (as defined herein) received by Tenant in connection with such assignment or sublease. "Net Profits" is defined as the excess of the rent and/or all other sums collected by Tenant under or in connection with such an assignment or sublease over and above the Base Annual Rent and Additional Rent payable by Tenant to Landlord under this Lease for the space covered by such assignment or sublease (which shall be the pro rata portion of the total Base Annual Rent and Additional Rent payable hereunder in the case of a sublease of a portion of the Demised Premises) and the direct, out of pocket costs incurred by Tenant in performing alterations or leasehold improvements for the assignee or subtenant and the leasing commissions paid by Tenant in connection with such assignment or sublease.

     (e) Tenant Liability. Except as set forth in 9(c) above, in the event of any subletting of the Demised Premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain liable to Landlord for payment of the Base Annual Rent and Additional Rent stipulated herein and all other covenants and conditions contained herein. Tenant assigns to Landlord any rents due from any subtenant as security for Tenant's performance of its obligations under this Lease. Upon a Default by Tenant, Tenant authorizes each of its subtenants to pay such rents directly to Landlord if such subtenant receives written notice from Landlord specifying that such rents shall be paid directly to Landlord. Landlord shall copy Tenant on any such notice.

     (f) Assignment by Landlord. It is understood and agreed that this Lease and all rights of Landlord hereunder shall be fully and freely assignable by Landlord without notice to, or consent of, Tenant. In the event of the transfer and assignment by Landlord of its interest in this Lease, Landlord shall thereby be released from any responsibility for obligations accruing hereunder after the date of such transfer, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. The term "Landlord" as used in this Lease shall mean the owner of the Building at the time in question. In the event of a transfer (whether voluntary or involuntary) by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Lease thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.

     10.  SERVICES AND UTILITIES.

     (a) Building Standard Services and Utilities. Landlord shall furnish sufficient electric current for routine and normal requirements for lighting and typical office equipment and machinery, such as typewriters, calculators, personal computers, small copiers and similar items, subject to the limitations of Section 10(b), water for lavatory and drinking purposes, common area lavatory supplies, Building standard four foot (4') fluorescent tube replacements, automatically operated elevator service, and nightly cleaning and janitorial services Monday through Friday, all without additional cost to Tenant. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in Section 1(a)(20), exclusive of the Building Holidays specified in Section l(a)(21), with holidays falling on Saturday observed both on said day and on the preceding Friday, and holidays falling on Sunday observed on the following Monday. During Standard Building Operating Hours, the temperature within the Demised Premises shall be maintained within the range from a minimum of sixty-eight (68) degrees fahrenheit during winter months to a maximum of seventy-eight (78) degrees fahrenheit during summer months.

     (b) Overtime Services. Should Tenant require heating, ventilating and air conditioning ("HVAC") services beyond the hours stipulated in Section 10(a), Landlord will furnish such additional service at the then-prevailing hourly rate, as established by Landlord from time to time, provided that Tenant gives Landlord no less than twenty-four (24) hours advance written notice of the need therefor.

     (c) Interruption or Reduction of Service. In no event shall Landlord be liable to Tenant for any interruption or failure in the supply of any utilities to the Demised Premises. Landlord reserves the right to interrupt service of the heat, plumbing, air conditioning, cooling, electric, and sewer and water systems, when necessary, by reason of accident, or of repairs, alterations, improvements or changes from one utility provider to another, which in the judgment of Landlord are desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed; and Landlord shall have no responsibility or liability for failure to supply heat, plumbing, air conditioning, cooling, electric, or sewer and water service, or any other service or act for the benefit of Tenant, when prevented from so doing by strikes, accidents or by any other causes beyond Landlord's reasonable control, or by orders or regulations of any federal, state, county, or municipal authority, or by any failure to receive suitable fuel supply, or inability despite exercise of reasonable diligence to obtain the regularly-used fuel or other suitable substitute; and Tenant agrees that Tenant shall have no claim for damages nor shall there be any abatement of Base Annual Rent or Additional Rent in the event that any of said systems or service shall be discontinued or shall fail to function for any reason. If any public utility supplying any utility to the Building, or any law, order or regulation of any federal, state, county or municipal authority requires that Landlord or Tenant must reduce or maintain a certain level of consumption of electricity or any other utility, or reduce or increase the interior temperature of the Demised Premises or the Building, then Landlord and Tenant shall each abide by such requirement without any reduction in Base or Additional Rent or in any of Tenant's other obligations hereunder. In the event of an interruption, reduction or failure in the supply of any utilities to the Demised Premises for a period exceeding ten (10) consecutive business days due to causes beyond Landlord's reasonable control as herein described, then Tenant shall be entitled to a rental abatement for that period of time in which there occurred an interruption, reduction or failure in the supply of utilities.

     (d) Excessive Electrical Usage.

          (i) Tenant will not install or operate in the Demised Premises any "heavy duty electrical equipment or machinery", without obtaining the prior written consent of Landlord. "Heavy duty electrical equipment or machinery" shall mean any equipment or machinery which draws in excess of thirty (30) amps. Landlord may require, as a condition of its consent to the installation of such equipment or machinery, payment by Tenant, as Additional Rent, for such excess consumption of electricity as may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Demised Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this Section and Section 10(e).

          (ii) Landlord shall have the right to require that one or more separate meters or submeters be installed to record the consumption or use of electricity, or to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electricity consumption as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto.

     (e) Excessive Heat Generation. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises, due to heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) that exceeds generally-accepted engineering design practices for normal office purposes. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment and its operating costs, including without limitation electricity, gas, oil and water, or for excess electrical consumption by the existing cooling system, as appropriate.

     (f) Security. Any security measures that Landlord may undertake are for protection of the Building only and shall not be relied upon by Tenant to protect Tenant, its property, its employees or their property.

     (g) Utility Selection. Landlord may, at any time, in its sole discretion, change the utility provider which provides electricity or any other utility service to the Building. In the event of such change, Tenant shall cooperate with Landlord and allow access to the Demised Premises for purposes of effectuating such change.

     11.  MAINTENANCE AND REPAIRS.

     (a) Tenant Reporting Requirements. Tenant agrees to report immediately to Landlord's Tenant Services Desk (301-417-6175 or Servicerequest@guardian-realty.com) any defective condition in or about the Demised Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any additional or increased expenses, damages or liability resulting from such failure to report the defective condition.

     (b) Landlord Responsibilities. Landlord shall make structural repairs to the Demised Premises necessary for safety and tenantability, and shall maintain and repair all Building equipment serving the Demised Premises and all exterior plate glass in the Demised Premises, and the cost of all such repairs or maintenance shall be included in Building operating expenses unless necessitated by the act or omission of Tenant, its agents, employees, licensees, invitees or contractors, in which event Tenant shall pay such cost to Landlord, as Additional Rent, promptly upon demand. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Demised Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     (c) Americans with Disabilities Act. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide copies of (as applicable) any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Demised Premises or the Building, any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Demised Premises or the Building, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Demised Premises or the Building.

     (d) Tenant Responsibilities. Tenant will keep the Demised Premises and the fixtures and equipment therein in good order and condition, will take good care thereof and will suffer no waste or damage thereto. At the expiration or other termination of the Lease Term, Tenant will surrender the Demised Premises broom clean and in as good order and condition in which they were on the Rent Commencement Date, ordinary wear and tear excepted. All repairs and maintenance required to be performed by Tenant shall be made or performed upon the occurrence of the necessity therefor, and shall be made or performed in a good and workmanlike manner, using Building standard materials, by a contractor approved by Landlord and bonded unless waived by Landlord, and shall be made or performed in accordance with (i) all laws and all applicable governmental codes and requirements, and (ii) insurance requirements set forth in this Lease or otherwise established by Landlord. Maintenance, repair and replacement of dedicated fixtures and equipment such as kitchen fixtures, auxiliary air-conditioning equipment and humidity control equipment dedicated exclusively for the use of the Demised Premises, private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Tenant shall be responsible for the replacement of all light bulbs and tubes in the Demised Premises except Building Standard four foot (4') fluorescent tubes. If Tenant refuses or neglects to promptly commence and complete repairs or maintenance necessary to satisfy the provisions of this Section, the Landlord may, but shall not be required to, make and complete said repairs or maintenance and Tenant shall pay the cost therefor (including overhead) to Landlord upon receipt of an invoice therefore, detailing all such expenses, as Additional Rent. Upon Tenant's written request to Landlord, Landlord's agent may elect to perform certain repairs, maintenance and installation in and to the Demised Premises, which are either desired by Tenant or required to be performed by Tenant as set forth herein. Upon such request by Tenant, Landlord would provide to Tenant an estimate of the cost for such work. Upon completion of such work, Tenant shall (unless the cost of the repair is otherwise covered by a warranty referred to in Section 6(a)) pay all costs in connection with such repairs, maintenance and installation, which costs shall include, but not be limited to labor, materials and a management fee (as determined by Landlord's agent and subject to change from time to time.) If Tenant contracts with Landlord's agent to act as its general contractor with respect to any repairs, maintenance or installations during the term of the Lease, then Tenant shall have the benefit of all warranties for workmanship provided by any third- party contractor or vendor retained by Landlord's agent and any other applicable manufacturer's warranties for materials and equipment furnished to Tenant by such third-party contractor or vendor. Neither Landlord, nor Landlord's agent shall have any liability to Tenant in connection with such repairs, maintenance and installation.

     (e) Landlord's Reserved Rights. Landlord reserves the right at any time and from time to time, as often as Landlord deems desirable, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant or otherwise affecting Tenant's obligations under this Lease, to make changes, alterations, additions, improvements, repairs, relocations or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, stairways and other common facilities thereof, and to change the name by which the Building is commonly known and/or the Building's address. Landlord reserves the right from time to time to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Demised Premises which are located in the Demised Premises or located elsewhere outside the Demised Premises, and to expand and/or build additional stories on the Building. Landlord further reserves the right at any time to alter, expand or reduce the parking facilities, to change the means of ingress thereto and egress therefrom, and to impose charges for parking in such facilities. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building, or any part thereof, other than as expressly provided in this Lease.

     12.  ALTERATIONS.

     (a) Landlord Consent. Tenant will not make any alterations, installations, changes, replacements, additions or improvements, structural or otherwise (collectively, "Alterations") in or to the Demised Premises or any part thereof, without the prior written consent of Landlord, which may be granted or withheld for structural Alterations and Alterations which would be visible from the exterior of the Building. Any construction up-gradings required by any governmental authority as a result of said Alterations, either in the Demised Premises or in any other part of the Building, will be paid for by Tenant. Tenant shall not install any equipment of any nature whatsoever which may affect the insurance rating of the Building, or which may necessitate any changes, replacements or additions to the plumbing system, heating system, air-conditioning system or the electrical system of the Demised Premises, without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion. Tenant shall pay all costs to make such changes, replacements or additions. Any approved Alterations shall be made by licensed and bonded contractors and mechanics approved by Landlord, in accordance with
(i) the applicable laws and ordinances of any public authority having jurisdiction over the Building, (ii) the building code and zoning regulations of any such authority, and (iii) any rules and regulations established from time to time by the Underwriters Association of the local area. Prior to commencing construction of any approved Alteration, Tenant shall obtain any necessary building permits and shall deliver copies of such permits to Landlord. Landlord, in Landlord's sole discretion, may require as a condition precedent to the commencement of construction of any Alterations that Tenant furnish evidence to Landlord that Tenant and Tenant's contractors carry insurance as specified in Sections 19(b)and 19(d) hereof and such additional insurance as Landlord may reasonably require. All Alterations shall be performed in a good and workmanlike manner, using building standard materials. All Alterations shall be performed without interference with the work or business operations of Landlord or of the other tenants of the Building. Tenant and Tenant's contractors shall be responsible for the transportation, safe-keeping and storage of materials and equipment used in the performance of Alterations and for the removal of waste and debris resulting from the performance of Alterations (it being agreed that prior to removal, all such materials, equipment, waste and debris shall be stored safely by Tenant within the Demised Premises).

     b) Surrender. All Alterations, including without limitation wall-to-wall carpet, blinds, draperies and drapery accessories, to or within the Demised Premises (whether made with or without Landlord's consent), shall remain upon the Demised Premises and be surrendered with the Demised Premises at the expiration of the Lease Term without disturbance, molestation or injury, unless otherwise specified by Landlord. Should Landlord elect that any Alterations made by Tenant upon the Demised Premises be removed upon the expiration of the Lease Term, Tenant agrees that Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for the cost of (i) such removal, (ii) repairing any damage resulting therefrom, and (iii) restoring the Demised Premises to its condition at the commencement of the Lease Term as initially improved by Landlord, ordinary wear and tear excepted. Landlord shall perform its final inspection and walk-thru with Tenant promptly after Tenant's surrender of the Demised Premises.

     (c) Liens. In making any approved Alterations, Tenant shall promptly pay all contractors, materialmen and laborers, so as to minimize the possibility of a lien attaching to the Building, or attaching to any portion of the real property on which the Building is located. Should any such lien be filed, Tenant shall bond against or discharge the same within ten (10) days after the said filing. If Tenant shall fail to bond against or discharge any such lien within such ten (10)-day period, then Landlord may, at its option, discharge such lien at Tenant's expense in which event Tenant shall reimburse Landlord for all costs (including legal expenses) of discharging such lien upon demand, as Additional Rent.

     (d) Indemnity. Tenant will defend, indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages, including attorneys' fees, for injury to person or property which may or might arise, directly or indirectly, by reason of the making of any Alterations.

If any Alteration is effected without the prior written consent of Landlord, Landlord may remove or correct the same and Tenant shall be liable for any and all expenses of this work. All rights given to Landlord herein shall be in addition to any other right or remedy of Landlord contained in this Lease.

     13.  SIGNS AND ADVERTISEMENTS.

     (a) Directory Listings and Suite Entrance Signs. Landlord agrees to display, at Landlord's expense, Tenant's name on the Building directory or directories in the size and style or lettering used by Landlord. The number of individual names listed on the Building directory or directories shall be subject to such limitation as shall be established from time to time by Landlord. Tenant may display its name on the corridor wall adjacent to the Demised Premises, as directed by Landlord, in Building standard color, size and style of lettering, to be furnished by Landlord at Landlord's expense.

     (b) Landlord Consent. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, or inside of the Demised Premises where it may be visible from outside or from the public areas of the Building, except with Landlord's prior written consent and then only in such location, number, size, color and style (i.e., Building standard lettering) as is authorized by Landlord. If any such sign, advertisement or notice is exhibited without Landlord's written consent, Landlord shall have the right to remove same, and Tenant shall be liable for any and all expenses incurred by Landlord in connection with said removal.

     (c) Exterior Signs. In the event Landlord shall permit Tenant to install a sign on the exterior of the Building, Tenant shall obtain Landlord's written approval of the plans and specifications for such sign. After construction and prior to installation of said sign, Tenant shall present the same to Landlord for its written approval, which approval shall not be withheld so long as the sign conforms fully to the approved plans and specifications. Tenant shall install its approved sign at a time mutually agreed upon by Landlord and Tenant, it being understood and agreed that Landlord shall have the right to supervise such installation. Throughout the Lease Term, Tenant shall maintain such sign in good condition and repair. Upon the termination or expiration of the Lease Term, Tenant shall remove such sign, repair any damage occasioned by such removal, and restore the area of the Building on which such sign was installed to its condition prior to the installation of such sign. If Tenant fails to do so, Landlord may do so at Tenant's expense and Tenant shall pay the cost therefor (including overhead) to Landlord upon demand, as Additional Rent. Tenant's obligations under this Section 13(c) shall survive the termination or expiration of this Lease.

     (d) Advertisements. Tenant shall not publish any advertisement which refers to, displays or utilizes in any way the Demised Premises, the Landlord or the Building without the prior review and written consent of Landlord.

     14.  EXCESSIVE FLOOR LOAD.

     Landlord shall have the right to prescribe the weight and method of installation and position of safes or other heavy fixtures or equipment. Tenant will not, without Landlord's prior written approval, install in the Demised Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity. The floor load capacity for the Demised Premises is 100 lbs per square foot (PSF) Uniform Load. The floor load capacity for the loading dock is 125 lbs per square foot (PSF) Uniform Load. Tenant shall be liable for all damage done to the Building by installing or removing a safe or any other article of Tenant's office equipment, or due to its being in the Demised Premises. Landlord shall repair any such damage at Tenant's expense, and Tenant shall pay the cost therefor to Landlord upon demand, as Additional Rent.

     15.  MOVING AND DELIVERIES.

     No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except at times and by routes authorized by Landlord. Tenant shall give Landlord at least forty-eight
(48) hours telephonic notice prior to moving any freight, furniture or other bulky material into or out of the Building. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant shall promptly remove from the public areas within or adjacent to the Building any of Tenant's property delivered or deposited there, and shall be responsible for any damage to the Building or the Demised Premises caused by its moving and deliveries.

     16.  TENANT'S RESPONSIBILITY FOR DAMAGE.

     Any and all injury, breakage or damage of any type whatsoever to the Demised Premises or to other portions of the Building, arising from any act or omission of Tenant or its agents, employees, licensees, invitees or contractors, shall be repaired by Landlord at the sole expense of Tenant. Tenant shall reimburse Landlord for the costs for such repairs within ten (10) days of receipt of written notice from Landlord detailing any such costs. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord may have in said circumstances.

     17.  Access.

     (a) Access to Building. Tenant shall have access to the building twenty-four (24) hours per day, seven (7) days per week, by means of a key or an electronic controlled access system. Landlord reserves the right to require a refundable deposit on building keys and controlled access cards, which deposit shall be returned to Tenant at the time such keys and cards are returned to Landlord. Additional keys or controlled access cards required by Tenant for any reason will be provided upon Tenant's payment of a fee as determined by Landlord.

     (b) Landlord's Access to Demised Premises. Landlord, its agents, employees and contractors shall have the right to enter the Demised Premises at all reasonable times, including emergencies determined by Landlord, (i) to make inspections or to make repairs to the Demised Premises or other premises as Landlord may deem necessary; (ii) to perform nightly cleaning of the Demised Premises; (iii) to exhibit the Demised Premises to prospective tenants during the last nine (9) months of the Lease Term; and (iv) for any purpose whatsoever relating to the safety, protection or preservation of the Building. Landlord shall use reasonable efforts to minimize interference to Tenant's business when making repairs, but Landlord shall not be required to perform the repairs at any time other than during normal working hours.

     (c) Restricted Access. No additional locks, other devices or systems, including without limitation alarm systems, which would restrict access to or within the Demised Premises shall be placed upon any doors without the prior written consent of Landlord. Unless access to the Demised Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Demised Premises or to those portions thereof which are inaccessible. Such inability by Landlord to provide cleaning service to inaccessible areas shall not entitle Tenant to any adjustment in Base Rent or Additional Rent.

     18.  LIABILITY.

     (a) Landlord's Liability. Landlord, Landlord's Rental Agent and their respective employees and agents shall not be liable to Tenant, any invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Demised Premises or the Building, interruption in the use of the Demised Premises or any equipment therein, any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Demised Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service or utility specified in this Lease; and leakage in any part of the Demised Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Demised Premises or the Building, or from drains, pipes or plumbing fixtures in the Demised Premises or the Building. If any condition exists that may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant, its agents, employees or invitees in or about the Demised Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. Notwithstanding the foregoing provisions of this Section, and except as otherwise set forth in Section 17(b), Landlord shall not be released from liability to Tenant for any physical injury to any natural person or any property damage caused by Landlord's gross negligence or willful misconduct, to the extent such injury is not covered by insurance (i) carried by Tenant or such person, or (ii) required by this Lease to be carried by Tenant.

     (b) Criminal Acts of Third Parties. Landlord shall not be liable in any manner to Tenant, its agents, employees, licensees or invitees for any injury or damage to Tenant, Tenant's agents, employees, licensees or invitees or their property caused by the criminal or intentional misconduct of third parties. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from the expense of defending all claims made by Tenant's agents, employees, licensees or invitees arising out of such acts.

     (c) Indemnity. Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, Landlord's Rental Agent, and their respective agents and employees harmless from and against any and all claims, actions, damages, liabilities, expenses (including attorneys' fees and court costs) and losses suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or part: (i) any occurrence in, upon or at the Demised Premises (unless caused by Landlord's gross negligence or willful misconduct); (ii) the use and occupancy of the Demised Premises or the business conducted therein; (iii) any act or omission of Tenant, its agents, employees, contractors, invitees or licensees, whether inside the Demised Premises or elsewhere in or upon the Building or the land upon which it is built; or (iv) any breach of Tenant's obligations under this Lease, including failure to surrender the Demised Premises upon the expiration or earlier termination of the Lease Term. Tenant's obligations under this Section 18(c) shall survive the expiration or other termination of the Lease Term.

     19.  INSURANCE.

     (a) Insurance Rating. Tenant will not conduct or permit to be conducted any activity, or place any equipment or property in or around the Demised Premises, that will increase in any way the rate of fire insurance or other insurance on the Building, unless consented to by Landlord in writing. Landlord's consent may be conditioned upon Tenant's payment of any costs arising directly or indirectly from such increase. If any increase in the rate of fire insurance or other insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Tenant's activity, equipment or property in or around the Demised Premises, said statement shall be conclusive evidence that the increase in such rate is due to such activity, equipment or property, and Tenant shall be liable for such increase. Any such rate increase and related costs incurred by Landlord shall be deemed Additional Rent, due and payable by Tenant to Landlord upon receipt by Tenant of a written statement detailing the rate increase and costs. Tenant may contest, at its sole cost and expense, any insurance rate increase, provided such action by Tenant will not adversely affect the insurance coverage of Landlord, and that Tenant pays Landlord the increased cost during the pendency of such a contest.

     (b) Liability Insurance. Tenant agrees, at its sole cost, to carry and keep in full force and effect at all times during the term of this Lease for the protection of Landlord and Tenant, a broad form commercial general liability policy insuring against any and all liability for injury to or death of a person, or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Demised Premises, or by the condition of the Demised Premises, the limits of such policy to be in an amount not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate. Said policy shall insure performance by Tenant of the indemnity provisions of Section 18(c), and shall contain an assumed contractual liability endorsement that refers expressly to this Lease. Landlord, Landlord's mortgagees designated by Landlord and Landlord's Rental Agent shall be named as additional insureds. Tenant shall increase its commercial general liability insurance coverage as required not more frequently than once each year, if in the opinion of the mortgagee of the Building or Landlord's insurance agent the amount of such insurance coverage at that time is not adequate. Notwithstanding the fact that any liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery.

     (c) Property Insurance. Throughout the Lease Term, Tenant shall maintain all-risk property insurance on the value of all tenant improvements to the Demised Premises (whether constructed by Landlord or Tenant), the value of all Alterations and the value of Tenant's personal property located within the Demised Premises.

     (d) Tenant Construction. During the course of construction of any tenant improvements or Alterations by Tenant in the Demises Premises, until completion thereof, Tenant shall hire only commercial contractors licensed and insured in the State of Maryland and shall obtain a certificate of insurance showing liability coverage of at least Two Million Dollars ($2,000,000.00) which names Tenant, Landlord and Guardian Realty Management, Inc., as additional insureds.

     (e) Workers' Compensation Insurance. Throughout the Lease Term, Tenant shall maintain workers' compensation insurance as required by law.

     (f) Business Interruption Insurance. Throughout the Lease Term, Tenant shall maintain business interruption insurance with limits to cover a period of not less than twelve (12) months loss of income, including extra expense coverage with a period of restoration of one hundred eighty (180) days.

     (g) Policy Requirements. All insurance required under this Lease shall be issued by insurance companies authorized to do business in the jurisdiction where the Building is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in most recent edition of "Best's Key Rating Guide" for insurance companies. All such insurance shall contain only reasonable deductibles. Tenant shall request (in writing) that its insurance carrier provide Landlord with 30 days' written notice before cancellation or any material change in the coverage, scope or amount of any policy. Tenant shall promptly notify Landlord in writing in the event Tenant receives any such notice from its insurance company. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease Term, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

     (h) Landlord Insurance. Throughout the Lease Term, Landlord shall maintain such insurance in such amounts as is customary for a Landlord to maintain on property of similar size and nature of the Building.

     (i) Waiver of Subrogation. Landlord and Tenant mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord (and Landlord's Rental Agent and any mortgagee requested by Landlord) or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property for which either party carries, or is required by this Lease to carry, insurance.

     20.  DAMAGE BY CASUALTY.

     (a) Fire or Casualty Damage. If the Demised Premises shall be damaged by fire or other casualty, then, except as otherwise provided in subparagraphs (b) and (c) hereof, Landlord, at Landlord's expense, shall promptly restore the Demised Premises, and Tenant, at Tenant's sole expense, shall promptly restore all leasehold improvements installed in the Demised Premises (by Landlord or Tenant) and its own furniture, furnishings, trade fixtures and equipment. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord, or on account of labor problems, or any other cause beyond Landlord's reasonable control. If the damage or destruction is such as to make the Demised Premises or any substantial part thereof untenantable (in Landlord's judgment), and provided that such damage or destruction is not due in whole or part to the act or omission of Tenant or Tenant's agents, employees or invitees, the Base Annual Rent shall abate proportionately (based on proportion of the number of square feet rendered untenantable to the total number of square feet of the Demised Premises), from the date of the damage or destruction until the date the Demised Premises has been restored by Landlord. Except as hereinabove set forth, no compensation, or claim, or diminution of rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Demised Premises or any portion of the Building of which they are a part.

     (b) Substantial Damage. If the Demised Premises are substantially damaged or are rendered substantially untenantable by fire or other casualty, or if Landlord's architect certifies that the Demised Premises cannot be repaired within ninety (90) business days of normal working hours, said period commencing with the start of the repair work, or if Landlord shall decide not to restore or repair the same, or if more than fifty percent (50%) of the GLA of the Building is rendered untenantable (even if the Demised Premises is undamaged) or if Landlord shall decide to demolish the Building or not to rebuild it, then Landlord may, within ninety (90) days after such fire or other casualty, terminate this Lease by giving Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions hereinabove provided, Tenant's liability for Base Annual Rent and Additional Rent shall cease as of the day following the casualty.

     (c) Insurance Proceeds. The proceeds payable under all casualty insurance policies maintained by Landlord on the Demised Premises shall belong to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to Tenant's casualty insurance policies for the restoration and replacement of all of the improvements installed in the Demised Premises (by Landlord or Tenant) and Tenant's fixtures, equipment and furnishings in the Demised Premises, and in the event of termination of this Lease, for any reason, following any such damage or destruction, Tenant shall promptly assign to Landlord or otherwise pay to Landlord, upon Landlord's request, all proceeds of said insurance except those proceeds payable with respect to Tenant's trade fixtures and equipment. Notwithstanding anything to the contrary in this Section 20 or in any other provision of this Lease, any obligation (under this Lease or otherwise) of Landlord to restore all or any portion of the Demised Premises shall be subject to Landlord's receipt of approval of the same by the mortgagee(s) of Landlord (and any approvals required by applicable laws), as well as receipt from any such mortgagee(s) of such fire and other hazard insurance policy proceeds as may have been assigned to any such mortgagee, it being agreed that if Landlord has not received such approval(s) and proceeds within ninety (90) days after any such casualty, then Landlord shall have the right to terminate this Lease, at any time thereafter, upon notice to Tenant, in which case the rent shall be apportioned and paid to the date of said fire or other casualty.

     21.  CONDEMNATION.

     In the event the whole or a substantial part of the Demised Premises or the Building shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to said authority to prevent such taking (collectively referred to herein as a "taking"), Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority, and rent shall be apportioned as of that date. For purposes of this Section, a substantial part of the Demised Premises or the Building shall be considered to have been taken if, in Landlord's sole opinion, the taking shall render it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building. Tenant shall not assert any claim against Landlord or the taking authority for any compensation arising out of or related to such taking and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant; provided, however, that nothing contained in this Section shall be deemed to prevent Tenant from filing a claim with the taking authority for an award for the taking of personal property and fixtures belonging to Tenant and relocation expenses, as long as such award is made in addition to and separately stated from any award made to Landlord for the Demised Premises and the Building and does not reduce the amount of Landlord's award. If Landlord does not elect to terminate this Lease, the Base Annual Rent and Additional Rent payable by Tenant pursuant to Section 4 shall be adjusted (based on the ratio that the number of square feet of rentable area taken from the Demised Premises bears to the number of rentable square feet in the Demised Premises immediately prior to such taking) as of the date possession is required to be surrendered to said authority. Landlord shall have no obligation to contest any taking.

     22.  BANKRUPTCY.

     (a) Events of Bankruptcy. Any one or more of the following shall be deemed an "Event of Bankruptcy" under this Lease: (1) Tenant's or any guarantor of Tenant's obligations under this Lease ("Tenant's Guarantor") becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws"); (2) the appointment of a receiver or custodian for any or all of Tenant's or Tenant's Guarantor's property or assets, or the institution of a foreclosure action upon any of Tenant's or Tenant's Guarantor's real or personal property; (3) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (4) the filing of an involuntary petition against Tenant or Tenant's Guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (A) is not dismissed within thirty (30) days of filing, or (B) results in the issuance of an order for relief against the debtor; or (5) Tenant's or Tenant's Guarantor's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     (b) Termination of Lease. Upon the occurrence of an Event of Bankruptcy, or if Tenant takes advantage of any Insolvency Laws, then in any such event Landlord at its option and sole discretion may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder involving Tenant as the subject debtor). If this Lease is terminated under this Section 22, Tenant shall immediately surrender and vacate the Demised Premises, waives all statutory or other notice to quit, and agrees that Landlord's obligations under this Lease shall cease from such termination date, and Landlord may recover possession by process of law or in any other lawful manner. Furthermore, if this Lease terminates under this Section 22(b), Landlord shall have all rights and remedies against Tenant provided in case of default of Tenant in the payment of Base Annual Rent and/or Additional Rent.

     (c) Assumption by Trustee. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under this Section 22 shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee's assumption or rejection of this Lease within sixty (60) days (or such other applicable period as is provided for in the Bankruptcy Code) after the date of the Trustee's appointment, it being agreed that failure of the Trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord adequate assurance of future performance (as defined herein below). For purposes of this paragraph, the term "promptly" shall mean within a period not more than sixty (60) days from the date of assumption of this Lease.

     (d) Liquidated Damages. It is further stipulated and agreed that, in the event of the termination of this Lease by the happening of any event described in this Section 22, Landlord shall forthwith, upon such termination, and any other provisions of this Lease to the contrary notwithstanding, become entitled to recover, as liquidated damages for such breach of the provisions of this Lease, an amount equal to the difference between the then cash value of the Base Annual Rent reserved hereunder for the unexpired portion of the Lease Term demised, and the then cash rental value of the Demised Premises for such unexpired portion of the Lease Term hereby demised, unless the statute which governs or shall govern the proceedings in which such damages are to be proved limits or shall limit the amount of such claim capable of so being proved, in which case Landlord shall be entitled to prove as liquidated damages an amount equal to that allowed by or under any such statute. The provisions of this
Section 22(d) shall be without prejudice to (i) Landlord's right to prove in full damages for Base Annual Rent and Additional Rent accrued prior to the termination of this Lease, but not paid, or (ii) any rights given to Landlord by any pertinent statute to prove any amounts allowed thereby. In making any such computation, the rental value of the Demised Premises shall be deemed prima facie to be the base rental realized upon any reletting, if such reletting can be accomplished by Landlord within a reasonable time after such termination of this


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

Lease, and the then cash value of any future rent shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank with jurisdiction over banks in the area in which the Building is located.

     23.  DEFAULTS AND REMEDIES.

     (a) Default. Each of the following shall be deemed a Default by Tenant and a breach of this Lease:

          (i) A failure by Tenant to pay Base Annual Rent or Additional Rent herein reserved by the fifth (5th) business day of each month during the Lease Term; provided that Tenant shall have five (5) days after written notice from Landlord within which to cure any such monetary default, such cure right only to be provided twice in any twelve (12) month period; or

          (ii) An assignment or encumbrance of Tenant's interest in this Lease or the Demised Premises or a subletting of the Demised Premises in violation of
Section 9;

          (iii) A failure by Tenant in the observance or performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be observed or performed, including the Rules and Regulations, after ten (10) days written notice; provided that if the default cannot be cured within such ten (10) day period, then Tenant shall have a longer period not to exceed thirty
(30) days within which to cure such default so long as Tenant has commenced the cure within the initial ten (10) day period and is diligently proceeding to correct any such failure;

          (iv) An Event of Bankruptcy as defined in Section 22;

          (v) Tenant's abandonment of the Demised Premises;

          (vi) Any material misrepresentation by Tenant to Landlord in connection with the negotiation and/or execution of this Lease; or

          (vii) A default by Tenant beyond any applicable cure period under any other lease for space in the Building.

     (b) Remedies. Upon Default by Tenant of any of the terms or covenants of this Lease, Landlord shall be entitled to remedy such default as follows:

          (i) Termination and Re-entry. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Demised Premises by such proceedings as may be applicable. The provisions of this section shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Demised Premises being expressly waived. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then all of Landlord's obligations as set forth in this Lease shall cease. Landlord may relet the Demised Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include concessions or free rent and alterations of the Demised Premises) as Landlord, in its sole discretion, may reasonably determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Demised Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Base Annual Rent, Additional Rent and any other sums or damages which may be due or sustained prior to the later of termination of this Lease or Landlord's recovery of possession of the Demised Premises, and all costs, fees and expenses (including without limitation reasonable attorneys' fees in the event of any dispute regarding the Lease, brokerage fees and expenses incurred in placing the Demised Premises in a rentable condition substantially similar to the condition in which Landlord delivered the Demised Premises to Tenant) incurred by Landlord in pursuit of its remedies and in renting the Demised Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either Monthly Damages or Present Value Damages. "Monthly Damages" shall be an amount equal to the Base Annual Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which

Landlord receives during such period from others to whom the Demised Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of it obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such Monthly Damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term. "Present Value Damages" shall be an amount equal to the present value (as of the date of Tenant's default) of the Base Annual Rent and Additional Rent which would have become due through the date on which the Lease Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purpose of this section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank with jurisdiction over banks in the area in which the Building is located. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present of future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

          (ii) Reduction of Tenant's Rights. Landlord shall have the right to terminate any renewal or expansion right contained in this Lease, and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion, if an Event of Default has occurred that has not been remedied by Tenant in a timely manner as provided hereunder. If this Lease requires Landlord to be reasonable in giving any prior written consent or approval of an action by Tenant, Landlord nevertheless shall not be required to be reasonable in approving the action of Tenant if Tenant took the action without first seeking Landlord's prior written consent pursuant to this Lease. Landlord shall have no obligation to refund to Tenant or to credit to Tenant against any other amounts or installments coming due to Landlord hereunder any amount otherwise owed or creditable by Landlord to Tenant pursuant to the terms of this Lease if (i) Tenant is in default hereunder but an Event of Default has not occurred, unless such default is cured prior to the expiration of any applicable grace period or (ii) an Event of Default has occurred. The provisions of this subsection shall apply notwithstanding anything to the contrary in this Lease, and whether or not this Lease and/or Tenant's right of possession is terminated as a result of Tenant's default.

          (iii) Right of Landlord to Cure Tenant's Default. If Tenant fails to make any payment to any third party or to do any act required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The amount of any resulting expense or cost to Landlord, including attorneys' fees, with interest thereon at the rate of eighteen percent (18%) per annum or the highest legal rate, whichever is lower, accruing from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder, due and payable by Tenant upon receipt of a written statement detailing such costs from Landlord. The making of such payment or the doing of such act by Landlord shall not operate to cure Tenant's default, nor shall it prevent Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

          (iv) Lien for Rent. Upon any default by Tenant in the payment of Base Annual Rent or Additional Rent, Landlord shall have a lien upon the property of Tenant in the Demised Premises for the amount of any unpaid Base Annual Rent or Additional Rent. In such event, Tenant shall not remove any of Tenant's property from the Demised Premises except with the prior written consent of Landlord. Notwithstanding the above, if Tenant has vacated or is no longer operating its business in the Demised Premises, Landlord shall have the right and privilege, at its option, to take possession of all property of Tenant in the Demised Premises, to store the same on the Demised Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant's risk and expense.

     (c) Landlord's Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

     (d) Non-Waiver. No payment by Tenant or receipt by Landlord of lesser amounts of rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Re-entry and acceptance of keys shall not be considered an acceptance of surrender. No waiver of any breach of any covenant, condition or agreement herein contained on one or more occasions shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord.

     24.  LENDER REQUIREMENTS.

     (a) Subordination. Tenant agrees that this Lease is subject and subordinate to all ground or underlying leases and to all mortgages or deeds of trust which may now or hereafter be made a lien on the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination provision shall be self-operative and no further instrument of subordination shall be required. Tenant agrees to execute and deliver, upon request, such further instrument or instruments confirming this subordination (and its agreement to attorn described in Section 24(b)) as shall be reasonably desired by Landlord, or by any ground lessor or any mortgagee or proposed mortgagee; and, in the event Tenant does not execute and deliver to Landlord such an instrument within ten (10) days of receipt of Landlord's request therefor, Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact solely to execute any such instrument or instruments. Tenant shall be liable for any loss incurred by Landlord resulting from Tenant's failure to timely execute and deliver any instrument requested by Landlord confirming such subordination, and shall reimburse Landlord for the amount of any such loss upon demand, as Additional Rent. Tenant further agrees that, at the option of the holder of any mortgage or of the trustee under any deed of trust, this Lease may be made superior to said mortgage or first deed of trust.

     (b) Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any deed to secure debt given by Landlord and covering the Demised Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the owner and landlord under this Lease, provided such owner, as landlord, shall recognize Tenant's rights to continue to occupy the Demised Premises and exercise all of its rights hereunder so long as Tenant complies with the terms and provisions of this Lease. Tenant further covenants and agrees to attorn to any successor to Landlord's interest in any ground or underlying lease, and in that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

     (c) New Financing. In the event that the trust or mortgage lender providing the first mortgage interim construction financing for the Building and/or the first mortgage permanent financing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's use of the Demised Premises as herein permitted, (iii) do not materially alter the approved Space Plan for the Demised Premises, (iv) do not increase the rent and other sums required to be paid by Tenant hereunder, and (v) do not otherwise increase Tenant's rights and obligations hereunder, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required modifications, and, in the event Tenant does not execute and return to Landlord such written amendment within ten (10) business days after the same has been submitted to Tenant, then Landlord shall thereafter have the right, at its sole option, to cancel this Lease. Such option shall be exercisable by Landlord giving Tenant written notice of cancellation, immediately whereupon this Lease shall be canceled and terminated, and any money or security therefor deposited by Tenant with Landlord shall be returned to Tenant, subject to the provisions of Section 5 of this Lease, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation hereunder.

     (d) Financial Statements. Tenant agrees, from time to time but not more often than once per calendar year, upon not less than fifteen (15) days prior written notice by Landlord, to deliver to Landlord such financial statements as Landlord may request. Financial statements are defined as the published financial statements for up to the last completed quarter already published. If Tenant shall fail to provide Landlord with Tenant's financial statements within fifteen (15) days after receipt of Landlord's written request therefor, Landlord may impose a penalty in the amount of the lesser of (i) One Hundred Dollars ($100.00) per day for each day after such date that Tenant's failure to provide such financial statements continues, or (ii) Three Thousand Dollars ($3,000.00). Any such penalty shall be payable by Tenant, as Additional Rent, within ten (10) days after Landlord's written demand therefor.

     25.  ESTOPPEL CERTIFICATES.

     Tenant agrees, at any time and from time to time, upon not less than seven
(7) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a written estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the nature of same), (ii) stating the Commencement Date of the Lease Term, (iii) stating the amounts of Base Annual Rent and Additional Rent and the dates to which the Base Annual Rent and Additional Rent have been paid by Tenant, (iv) stating the amount of any Security Deposit, (v) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge,
(vi) stating that Tenant has no right to setoff and no defense against payment of the Base Annual Rent or Additional Rent, (vii) stating the address to which notices to Tenant should be sent, and (viii) certifying such other matters as may be requested by Landlord. Any such certificate delivered pursuant hereto may be relied upon by an owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord's interest therein, or any prospective assignee of any such mortgage. Failure to deliver the aforesaid certificate within the seven (7) business days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate, and by such failure Tenant shall be deemed to have irrevocably constituted and appointed Landlord as its attorney-in-fact coupled with an interest to execute and deliver the aforesaid certificate to the aforesaid parties, in its name, place and stead. Tenant shall be liable for any loss incurred by Landlord resulting from Tenant's failure to timely execute and deliver any estoppel certificate requested by Landlord, and shall reimburse Landlord for the amount of any such loss upon demand, as Additional Rent.

     26.  TENANT HOLDOVER.

     (a) With Landlord Consent. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the Lease Term, to remain in the Demised Premises after the expiration of the Lease Term, and in that event, Tenant shall, by virtue of this agreement become a tenant by the month at Base Monthly Rent which is one and one-half (1.5) times the Base Monthly Rent applicable to the last month of the Lease Term, and otherwise subject to the terms, covenants and conditions herein specified, commencing said monthly tenancy with the first day next after the end of the Lease Term.

     (b) Without Landlord Consent. In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the term hereby created, then Tenant shall become a tenant of sufferance only, at a monthly rent which is three (3) times the Base Monthly Rent applicable to the last month of the Lease Term, and otherwise subject to the terms, covenants and conditions herein specified. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorney's fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the Lease Term shall not constitute consent to any holding over. Landlord shall have the right to apply all payment received after the expiration date of this Lease toward payment for use and occupancy of the Demised Premises subsequent to the expiration of the Lease Term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force.

     27.  RELOCATION. INTENTIONALLY DELETED.

     28.  QUIET ENJOYMENT.

     So long as Tenant shall observe and perform all the covenants and agreements binding on it hereunder Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Demised Premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease.

     29.  LIMITATION OF LANDLORD'S LIABILITY.

     It is understood and agreed that the liability of the Landlord hereunder shall be limited solely to its interest in the Building of which the Demised Premises form a part; and that neither Landlord nor (if Landlord is a partnership) any partner of Landlord nor (if Landlord is a corporation) any shareholder of Landlord nor (if Landlord is a limited liability company) any member of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease.

     30.  TIME OF THE ESSENCE.

     Landlord and Tenant acknowledge that time is of the essence in the performance of any and all of their respective obligations, terms, and provisions of this Lease.

     31.  WAIVER OF JURY TRIAL.

     Landlord and Tenant each hereby waive any right to a jury trial with respect to this Lease and/or any matters arising hereunder.

     32.  NOTICES.

     (a) Addresses for Notices. All notices required or desired to be given hereunder by either party to the other shall be given in person, by certified or registered mail, return receipt requested, or by Airborne Express, United Parcel Service, Federal Express or any other widely used overnight delivery service, and addressed as specified in Section 1(a). Either party may, by like written notice, designate a new address to which such notices shall be directed.

     (b) Effective Date of Notice. Notice shall be deemed to be effective upon delivery (or at such time delivery is refused) when delivered in person, by certified or registered mail, return receipt requested, or Airborne Express, United Parcel Service, Federal Express or any other widely used overnight delivery service, or by facsimile.

     33.  POSTPONEMENT OF PERFORMANCE.

     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, labor troubles, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, acts of God, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended by a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse Tenant from the prompt payment of Base Annual Rent or Additional Rent and shall not operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

     34.  BROKERS.

     Landlord and Tenant each represents and warrants to the other that it has not employed any broker in connection with this Lease transaction, except the broker named in Section 1(a)(25). Said broker shall be paid a brokerage commission pursuant to a separate agreement between Landlord and said broker, and Landlord and Tenant each shall indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty.

     35.  MISCELLANEOUS PROVISIONS.

     (a) Governing Law. The laws of the state in which the Building is located shall govern the validity, performance and enforcement of this Lease.

     (b) No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

     (c) No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

     (d) Exhibits. It is agreed and understood that any Exhibits referred to herein and attached hereto form an integral part of this Lease and are hereby incorporated by reference.

     (e) Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the content may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in neuter form.

     (f) Captions. All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

     (g) Landlord's Approval. Whenever Landlord's consent or approval is required under the terms of this Lease, Landlord may grant or deny such consent or approval in its sole discretion unless otherwise specified herein. Tenant hereby waives any right to damages based upon Landlord's actually or allegedly wrongfully withholding or delaying any consent or approval under or in connection with this Lease. Tenant's sole remedy for any wrongfully withheld or delayed consent or approval shall be a proceeding for specific performance, or injunction or declaratory judgment.

     (h) Invalidity of Particular Provisions. If any term or provision of this Lease or applications thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     (i) Covenants. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

     (j) Interpretation. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result. The deletion of any printed, typed or other portion of this Lease, or any earlier draft of this Lease, shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed never to have been inserted in this Lease.

     (k) Joint and Several Liability. If more than one natural person and/or entity shall constitute Tenant or if Tenant is a general partnership or other entity, the partners or members of which are subject to personal liability, then the liability of each such person, entity, partner or member shall be joint and several.

     (1) Counterparts. This Lease has been executed in several counterparts, but all counterparts shall constitute one and the same legal document.

     (m) Recordation. Tenant shall not record among any public records this Lease and/or its Exhibits or any short form of this Lease without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion. Notwithstanding the above, Landlord acknowledges and agrees that Tenant shall, if required by the rules of NASDAQ stock exchange, record this Lease and/or its Exhibits or any short form of this Lease.

     (n) Entire Agreement; Modification. This Lease and all Exhibits hereto contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.

     (o) Authority. Landlord and Tenant hereby covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Demised Premises is located, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership or limited liability company, as the case may be, that the partnership or limited liability company has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership or limited liability company were authorized to do so.

     (p) Examination of Lease. Submission of this Lease for examination or signature by Tenant shall not constitute reservation of or option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

     (q) Rule Against Perpetuities. If any interest created by this Lease has failed to vest within twenty (20) years from the date of execution hereof, this Lease shall immediately terminate twenty (20) years from the date first set forth hereinabove.

     (r) Confidentiality. Tenant agrees to keep confidential all terms of this Lease, as well as any and all discussions and/or negotiations with Landlord prior to and related to this Lease.

     36.  OFAC CERTIFICATION.

     (a) Certification. Tenant hereby certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

     (b) Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification.

     37.  BINDING EFFECT.

     This Lease shall be binding upon and shall inure to the benefit of the parties hereto, and to the heirs, executors, administrators, successors and permitted assigns of said parties. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Demised Premises.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


WITNESS/ATTEST:                         LANDLORD:
                                        First Campus Limited Partnership,
                                        a Maryland limited partnership

                                        By: Guardian Realty Management, Inc.,
                                        as Agent for the Landlord


By: /s/ Janet A. Clark                  By: Anthony G. LaBarbera          (SEAL)
    ---------------------------------       ------------------------------
                                            Anthony G. LaaBarbera, President

                                        Date: 9/2/05

WITNESS/ATTEST:                         TENANT:
                                        PCTEL Maryland, Inc., a Delaware
                                        corporation


By: /s/ Nancy C. Nathanson              By: /s/  David Lawlor             (SEAL)
    ---------------------------------       ------------------------------
                                        Name: David Lawlor
                                        Title: CFO & COO
                                        EIN#: 32-0063241
                                        Date: August 30, 2005

                        SECRETARY'S CERTIFICATE

                          (Corporate Tenant)

     I, VARDA A. GOLDMAN, Secretary of PCTEL Maryland, Inc., a Delaware corporation, do hereby certify that (i) the foregoing and annexed Lease was executed and delivered pursuant to and in strict conformity with, the provisions of a resolution of the Board of Directors of said (professional) corporation (association) passed at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or adopted by unanimous written consent of said Board of Directors, in lieu of a meeting), in conformity with the laws of the state of incorporation of said corporation.


                                        /s/ Varda A. Goldman
                                        ----------------------------------------
                                        Secretary

                                        Date: August 29, 2005

[Corporate Seal]

                                    EXHIBIT A

                        (FLOOR PLAN OF DEMISED PREMISES)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(a)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                    Continued

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(b)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                    Continued

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(c)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                    Continued

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(d)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(a)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                    Continued

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(b)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                    Continued

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(c)

                                    EXHIBIT B

                        (SPACE PLAN OF DEMISED PREMISES)

                                    Continued

                                        PCTEL MARYLAND, INC.


                                        By: /s/ David D. Lawlor
                                            ------------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO


                                      31(d)

                                   EXHIBIT B-1

     The following above-Building standard materials shall be incorporated into Tenant's build-out at no additional costs. Tenant shall pay the cost of any additional above-Building standard items required by Tenant.

     1.   Sound insulation for conference rooms and offices.

     2. Double wood/glass doors at reception entrance (as shown on space plan).

     3. Frosted glass walls at conference room (as shown on space plan) which shall contain the "PCTEL" logo (either etched or otherwise affixed with a comparable appearance).

     4.   Two (2), seven and one-half (7.5) ton supplemental HVAC units.

     5.   Thirty (32) modular furniture circuits.

     6. ESD tiles for the following rooms: DSP Design/Software Room, Work Room and Production Room.

     7.   Two (2) humidifiers - one (1) each for Work Room and Production Room.

     In addition, Tenant shall purchase the following pieces of equipment, which must be delivered and installed in the Demised Premises prior to the final inspection (the County will not approve the Demised Premises for occupancy without these items in place). Tenant shall coordinate the installation of these items with Landlord's construction manager:

     1.   One (1) dishwasher.

     2.   One (1) hot water heater.

     3.   One (1) refrigerator.

                                    EXHIBIT C
                              Construction Schedule

     Only if the Landlord is providing Construction Services, the following guidelines have been established to better facilitate the design and construction of the Demised Premises (See Exhibit "B"). Tenant shall provide written notice to Landlord of its election to have Landlord provide such construction services.

IT IS IMPORTANT THAT TENANT READ AND UNDERSTAND THESE GUIDELINES.

     Tenant is requested to provide the construction project manager, Bill McKenna (phone number: (301)417-6161, ext. 127), with the name and telephone number of the contact person authorized by Tenant to receive correspondence related to the design and construction of the Demised Premises. THE CONTACT PERSON NEEDS TO BE RESPONSIVE. IT IS IMPORTANT THAT CORRESPONDENCE BE ACTED UPON AS SOON AS POSSIBLE.

I. The final space plan (attached as Exhibit B) for the Demised Premises has been developed, at no cost to Tenant, by the Space Plan Architect. The costs for any additional revisions shall be borne by Tenant.

     THE FINAL SPACE PLAN HAS BEEN APPROVED AND SIGNED BY TENANT. IF ANY REVISIONS ARE MADE TO THE FINAL SPACE PLAN, THEN TENANT MUST SIGN SUCH REVISED SPACE PLAN WITHIN FIVE (5) BUSINESS DAYS OF TENANT'S RECEIPT OF THE REVISED SPACE PLAN FROM LANDLORD OR LANDLORD'S SPACE PLAN ARCHITECT TO INDICATE TENANT'S APPROVAL.

II. The approved final space plan is used to develop construction drawings that include the floor plan, reflected ceiling plan, electrical plan, plumbing plan, finishing details, which have been agreed upon which are not building standard, and any other items required in the build-out.

     Construction drawings will be provided to Tenant within a reasonable time after the approved final space plan is received. The construction drawings must be signed by the Tenant to acknowledge Tenant's acceptance and approval of the construction drawings.

     THE SIGNATURE ON THE CONSTRUCTION DRAWINGS IS IMPORTANT AND MUST BE RECEIVED BY LANDLORD FROM TENANT WITHIN SEVEN (7) BUSINESS DAYS OF RECEIPT OF SAID CONSTRUCTION DRAWINGS FROM LANDLORD. CONSTRUCTION OF THE DEMISED PREMISES WILL NOT BEGIN WITHOUT THE TENANT'S WRITTEN APPROVAL OF THE CONSTRUCTION DRAWINGS.

III. For each day Tenant delays returning any signed-off plans after the date stipulated in this exhibit, Tenant's occupancy of the Demised Premises may be delayed by one (1) day. However, any such delay shall not affect the Rent Commencement date as set forth in Section 1(a)(9) of this Lease, and Tenant shall pay rent for each such day of delay.

IV. The approved construction drawings will be used to request bids from subcontractors to perform tenant improvement work and to obtain building permits for the Demised Premises. Additions, deletions, changes or modifications (hereafter "alterations") to construction drawings subsequent to Tenant's signed acknowledgment of approval are discouraged.

     In the event Tenant shall desire an alteration to the construction drawings, it will be necessary to coordinate the alteration with the construction project manager assigned to coordinate the construction of the Demised Premises.

V. Alteration to construction drawings can be accommodated subject to the following conditions:

A. No alteration will be performed without written request from Tenant and subsequent written approval by Landlord. Tenant should obtain a written approval from Landlord for its files.

B. Landlord shall have no obligation to approve such alteration except insofar as, in Landlord's sole opinion, such changes can be accommodated based upon the status of the work in progress.

C. Tenant shall pay to Landlord, prior to the start of any alteration, the informal estimate of the cost, including five percent (5%) profit and ten percent (10%) overhead, of the alteration. It is understood and agreed that the cost of the alteration shall include an administrative charge of Two Hundred Dollars ($200.00) per alteration or change order initiated by Tenant after final approval of the construction drawings and specifications. In the event the cost of the alteration exceeds the estimate, Tenant shall pay the difference immediately when invoiced. In the event the cost of the alteration is less than the estimate, Landlord shall credit Tenant for such difference.

D. Any delays in the completion of the Demised Premises resulting from alterations shall not delay the Rent Commencement Date of the Lease Term or the Tenant's obligation to pay rent.

VI. Tenant must provide the Space Plan Architect with Tenant's selection of the finishes to be used in the Demised Premises WITHIN THREE (3) BUSINESS DAYS AFTER TENANT'S APPROVAL OF THE CONSTRUCTION DRAWINGS. Either the Space Plan Architect or the Construction Manager shall schedule a meeting with Tenant to review and select finishes from the available building standard finishes.

THE INABILITY BY TENANT TO PROVIDE SELECTIONS WITHIN THE SPECIFIED PERIOD OF TIME MAY CREATE DELAYS IN THE COMPLETION OF THE DEMISED PREMISES. PLEASE NOTE THAT ANY DELAY IN THE COMPLETION OF THE DEMISED PREMISES RESULTING FROM TENANT'S INABILITY TO PROVIDE SELECTIONS WITHIN THE SPECIFIED PERIOD OF TIME SHALL NOT DELAY THE RENT COMMENCEMENT DATE OF THE LEASE TERM OR THE TENANT'S OBLIGATION TO PAY RENT.

     (If Tenant experiences any difficulty with the design or construction of the Demised Premises that is not being acted upon by any of Landlord's contractors in a manner acceptable to Tenant, the Landlord should be immediately notified as outlined in the notice provisions of the Lease.)

                                    EXHIBIT D

                              RULES AND REGULATIONS

     Tenant shall, and shall insure that Tenant's agents, servants, employees, invitees and guests, faithfully keep, observe and perform the following rules and regulations, and such other reasonable rules and regulations as Landlord may make, and which in Landlord's sole judgment are appropriate for the general well being, safety, care and cleanliness of the Demised Premises and the Building and its related exterior appurtenances, unless waived in writing by Landlord.

(a) The sidewalks, entries, passages, elevators, public corridors, stairways and other common areas of the Building shall not be obstructed or used for any other purpose than ingress and egress.

(b) Tenant shall not install or permit the installation of any drapes, curtains, awnings, shades, mylar films, sunfilters, or the like, on or attached to windows.

(c) All window blinds provided by Landlord shall be left down at all times.

(d) The doors from the corridors to the Demised Premises shall be kept closed during business hours, except when being used for ingress or egress.

(e) Tenant shall not use or operate, within the Demised Premises or elsewhere in the Building, any supplemental heating devise with an exposed heating element ("space heater").

(f) Tenant shall not construct, maintain, use or operate, within the Demised Premises or elsewhere in the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Demised Premises.

(g) Floor distribution boxes for electric and telephone wires shall remain accessible at all times.

(h) Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building, or into the Demised Premises, or parked on the sidewalk or parking spaces, except as required by law. Such vehicles will be allowed only in areas designated by Landlord.

(i) No animal shall be permitted within the Demised Premises or anywhere in the Building at any time.

(j) Tenant will not conduct any activity within the Demised Premises which will create excessive traffic anywhere in the Building.

(k) Parking shall be in designated areas in numbers as allowed by Landlord.

(l) Tenant shall not make any room-to-room solicitation of business from other tenants in the Building and Tenant acknowledges that canvassing and peddling of any kind in the Building are prohibited. Tenant shall not distribute any handbills or other advertising matter on automobiles parked in the parking area.

(m) Immediately upon the sounding of the Building fire alarm, Tenant, its agents, employees and invitees shall use marked exits and exit stairways to evacuate the Building.

(n) Smoking of any tobacco product is prohibited throughout the entire Building, pursuant to the current established county regulations.

(o) Eating and drinking are prohibited in the common areas of the Building.

     Landlord shall in no event be liable to Tenant for its failure to enforce any rules or regulations or for the breach of any rules or regulations by any other tenant of the Building.

                                    EXHIBIT E
                                     SAMPLE

                           CERTIFICATE OF COMMENCEMENT

     In accordance with Section 2 of the Lease between First Campus Limited Partnership, a limited partnership ("Landlord") and PCTEL Maryland, Inc. ("Tenant") dated August ___, 2005, Landlord delivers to Tenant this Certificate of Commencement ("Certificate") dated this _______ day of _____________, 2005. The undersigned Tenant hereby certifies the following information to be true and correct:

     1.   The Commencement Date of the Lease Term is ___________ _____, 2006.

     2.   The Rent Commencement Date of the Lease Term is _________ ____, 2006.

     3.   The Expiration Date of the Lease Term is _________________ ____, 2012.

     4. The Rentable Area of the Demised Premises is 20,704 rentable square feet.

     5.   Tenant's Proportionate Share of the Building is 30.19 percent (30.19%)

     6.   The Base Annual Rent is $410,146.24.

     7.   The Base Monthly Rent is $34,178.85.

     8.   The Amount of Security Deposit is $34,178.85.

                                        TENANT:

                                        PCTEL Maryland, Inc.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

State of _________________________ )
                                   ) to wit:
County of ________________________ )


Signed and sealed in my presence this __________ day of _______________, 2005.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires: ______________________________

                                    GUARANTY

     In consideration of, and as a material inducement to First Campus Limited Partnership, a Maryland limited partnership (the "Landlord"), executing and delivering simultaneously herewith, in reliance upon this Guaranty, that certain Lease (the "Lease"), dated August ___, 2005, between Landlord and PCTEL Maryland, Inc., a Delaware corporation ("Tenant"), the undersigned, PCTEL, Inc., a Delaware corporation (the "Guarantor"), hereby unconditionally and absolutely guarantees unto Landlord, its successors and assigns, the full, prompt and complete payment by Tenant of the rent and additional rents provided in the Lease and the prompt, faithful and complete performance and observance by Tenant of all of the terms, covenants and conditions of the Lease on the Tenant's part to be performed and/or observed.

     And Guarantor, except as otherwise required under the Lease, does hereby waive notice of any and all defaults on the part of Tenant, waives acceptance and notice of acceptance of this Guaranty, and waives all demands for payment and/or performance; and Guarantor agrees that no delay on the part of Landlord in enforcing any of its rights or remedies or insisting thereupon, nor any extension of time nor any changes or modifications in or to, or in connection with the Lease, shall in any way limit, affect or impair the liability of Guarantor hereunder; and Guarantor hereby expressly consents to and approves thereof with the same force and effect as though its written consent had been given to each of such delays, extensions, amendments, assignments, changes and modifications.

     This Guaranty is independent of and in addition to any security or other remedies which Landlord has or may have for the performance of any of the obligations on the part of Tenant; and Guarantor agrees that Landlord shall not be required to resort to any other security or other remedies before proceeding upon this Guaranty, but that Landlord may proceed hereunder against Guarantor at any time it sees fit, independently of or concurrently with any other remedies it may have.

     If Guarantor is a corporation and is merged into or with any other company, firm or corporation, the resulting merged company, firm or corporation shall become liable as Guarantor under this Guaranty to the same extent as the original named Guarantor hereunder.

     If Guarantor is a corporation or a partnership (general or limited), firm or other entity, the officers of parties executing this Guaranty on behalf of the Guarantor hereby jointly and severally warrant and represent that Guarantor has full power and authority to guarantee the Lease and to make and execute this Guaranty and that this Guaranty is fully and legally binding upon Guarantor and its property and assets.

     Guarantor hereby waives its right to a trial by jury with respect to this Guaranty and/or any matters arising hereunder.

     If this Guaranty is executed by two or more corporations, individuals, firms, partnerships (general or limited) or other entities (or any combination thereof), the liability of said parties executing this Guaranty shall be joint and several.

     This Guaranty shall be binding upon the undersigned, the undersigned's successors and assigns, and shall inure to the benefit of Landlord, its successors and assigns, and to the benefit of any successors to the interest of Landlord under the Lease and/or to the Building in which the premises demised under the Lease are situate.

     IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty under seal as of the 29 day of August, 2005.

                                   PCTEL, INC., a Delaware corporation


                                   By: /s/ John W. Schoen                 (SEAL)
                                       -----------------------------------
                                   Name: JOHN W. SCHOEN
                                   Title: CFO

                                   Address: 8725 West Higgins Road, Suite 400
                                            Chicago, Illinois 60631

                                   EIN#: 77-0364943

State of Illinois      )
                       ) to wit:
County of Cook         )

     On this 29th day of August, 2005, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared John Schoen, the CFO of PCTEL, Inc., who acknowledged himself/herself to be the persons whose names are subscribed to the foregoing and annexed Guaranty and acknowledged that he/she executed the same for the purposes therein contained with the authority to execute the same on behalf of PCTEL, Inc.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   /s/ Varda A. Goldman
                                   ---------------------------------------
                                   Notary Public

                                   My Commission Expires:
                                                          ----------------

                                   SEAL

                                    ADDENDUM

     The foregoing attached Lease (the "Lease") dated September 16, 2005, by and between First Campus Limited Partnership, a Maryland limited partnership ("Landlord"), and PCTEL Maryland, Inc., a Delaware corporation ("Tenant"), is modified, amended, and/or supplemented as hereinafter set forth, and any language of, or provision in, said Lease which is inconsistent or in conflict with the following shall be deemed appropriately amended or modified.

     1. Parking. Tenant is allocated (for the entire Lease Term and any extensions thereto) up to four (4) parking spaces in the Building's parking facilities per one thousand (1,000) square feet of rentable floor space in the Demised Premises. Parking is free and unassigned. In addition, Landlord shall designate four (4) parking spaces in front of the Building as "Reserved for Visitors", which spaces shall be available for use by Tenant's visitors on a non-exclusive basis. Landlord shall not be obligated to ensure that such parking spaces are used only by visitors to the Building. It is understood and agreed that Landlord assumes no responsibility and shall not be held liable for any damage or loss to any automobiles parked in the Building's parking facilities or to any personal property located therein, or for any injury sustained by any person in or about such parking facilities. No independent operator of the Building's parking facilities shall be deemed to be an agent of Landlord.

     2. Rent Abatement. Notwithstanding anything to the contrary in the Lease, the Base Monthly Rent shall be abated for the first (1st) six (6) months after the Rent Commencement Date provided that Tenant is not then in Default under the Lease.

     3. Recovery Upon Default. If Landlord shall elect to terminate this Lease following a Default by Tenant hereunder, then Landlord shall have the right to recover from Tenant, as a separate item and without limiting the amounts set forth in Section 23 of this Lease, all rent abated pursuant to Paragraph 2 of this Addendum, and all unamortized brokerage commissions and construction costs.

     4. Option to Renew.

     (a) Provided that this Lease shall be in full force and effect, Tenant is not then and has not been in default of the Lease, and Tenant is occupying one hundred percent (100%) of the Demised Premises, Tenant shall have the right, to extend the Lease for two (2) additional periods of five (5) years each (each such additional period being herein referred to as the "extension term" if exercised, and included in the definition of the Lease Term). Each extension term shall be on the same terms, covenants and conditions as set forth herein with respect to the original term of this Lease, except that (a) the Base Annual Rent payable during each extension term shall be at 100% of the then prevailing market rent, as determined by mutual agreement, but not less than rent paid during the last Lease Year of the initial term, and (b) Tenant shall retain possession of the Demised Premises in its "as-is" condition.

     (b) In the event Tenant shall wish to exercise the option to extend, it shall request in writing ("Initial Term Renewal Request") from Landlord, a quote of the Base Annual Rent for the extension term not less than twelve (12) months prior to the expiration of the initial Term of the Lease. Within ten (10) days after such Initial Term Renewal Request, Landlord shall give Tenant written notice of such quote. Tenant shall then have ten (10) days after the date of Landlord's notice in which to exercise such extension option by written notice to Landlord accepting the Base Annual Rent quoted by Landlord or stating that Tenant is exercising the extension option and wishes to have the Base Annual Rent for the extension term determined by the MAI Appraiser Process described in subsection (c) below. In the event that Tenant does not exercise the option or provide Landlord with a written response within said ten (10) day period the extension option shall terminate immediately and Landlord shall be relieved of any and all liability created by the grant of such option. The option to extend granted hereby may not be assigned or transferred by Tenant.

     (c) If Landlord and Tenant are unable to mutually agree on the market rent within thirty (30) days after Tenant exercises it option to extend, then the Base Annual Rent for the extension Term shall be determined by the MAI Appraisal Process, and the fair market rent for the first lease year of the extension term shall be independently determined by two (2) disinterested real estate appraisers, one (1) of whom shall be named by Landlord and one (1) by Tenant. Said appraisers shall each be practicing appraisers in Montgomery County, Maryland specializing in the field of commercial real estate, having no less than ten (10) years experience in such field, recognized as ethical and reputable within their field, and certified as MAI or an equivalent professional certification if MAI no longer exists. Landlord and Tenant agree to make their appointments promptly within five (5) days after Landlord's receipt of Tenant's notice to extend, or sooner if mutually agreed upon. Within ten (10) days after both such appraisers have been appointed, each appraiser shall submit his or her determination of said fair market rent. The Base Annual Rent for the first lease year of the extension term shall be the average of the two (2) determinations; provided, however, that if two of the appraisers are not within ten percent (10%) of each other, then the two (2) appraisers shall select a third appraiser with the qualifications described above within five (5) days after submitting their determinations of the fair market rent. Within ten (10) days after the third appraiser is selected, such appraiser shall submit his or her determination of said fair market rent. In such event, the Base Annual Rent for the first lease year of the extension term shall be the average of the third appraiser's determination and the determination of the other two (2) appraisers which is closest to the third appraiser's determination. However, the Base Annual Rent shall not be less than rent paid during the last Lease Year of the initial term of the Lease Agreement. In arriving at their individual rate determinations, each appraiser shall consider and analyze all the components of the Lease and apply them to current market factors. Landlord and Tenant shall pay the fee of the appraiser selected by it and if a third appraiser is used, they shall equally share the payment of the fee of the third appraiser. Notwithstanding the foregoing, Landlord and Tenant may at any time after appointing the appraisers, agree upon the Base Annual Rent payable during the first lease year of the extension term and such mutual agreement shall supersede the appraisers' determinations.

     (d) At the commencement of each of the second and each subsequent lease year of the extension term, the Base Annual Rent shall be adjusted in the manner described in Section 4(b) of this Lease.

     5. Right of First Opportunity. Provided this Lease shall be in full force and effect, Tenant shall not then be in default of the Lease, and Tenant shall then be occupying one hundred percent (100%) of the Demised Premises, if any space on the second (2nd) floor of the Building shall become available for reletting after the expiration of the third (3rd) year of the Lease Term and any tenant having a prior right of first opportunity shall fail to exercise such right, then Tenant shall have a right of first opportunity to lease such space for its own use at the then-prevailing market rental rate, but not less than Tenant's then-escalated rental rate. Such lease shall be upon the terms and conditions of the original Lease exclusive of any tenant improvements or build-out and rental abatement. Promptly after learning of the availability of any such space and of the aforesaid tenant's failure to exercise their prior rights of first opportunity to lease such space, Landlord shall give Tenant written notice of same, which notice shall include the terms and conditions for the available space. Tenant shall have five (5) business days from receipt of Landlord's written notice to Tenant within which to exercise such right by notifying Landlord of its election in writing. Upon receipt of Tenant's notice to exercise its right of first opportunity Landlord shall, within a period of ten (10) days, forward a lease or amendment to the Lease to Tenant for execution. Tenant must execute said agreement within five (5) business days of receipt. In the event Tenant exercises its right of first opportunity, the lease terms and conditions, except as otherwise stated herein, will be based on the existing lease terms and conditions then in effect. The right of first opportunity granted hereby may not be assigned or transferred by Tenant.

     6. Signage. Notwithstanding anything to the contrary in Section 13 of the Lease and subject to the rights of existing tenants at such time, Tenant shall have the right, at Tenant's sole cost and expense provided the applicable governmental authority grants its approval, to install its name on the Building facing Observation Drive, as determined and specified solely by Landlord, and to cause electricity to be brought to said signage; provided, however, that Tenant shall first obtain Landlord's prior written approval of the exact wording, size, design, color, mounting technique, and exact location of such sign and shall obtain all necessary governmental permits for such sign. Landlord and Tenant shall mutually agree on the location of such signage. Tenant's right to have such signage shall continue so long as Tenant continues to lease and occupy at least 20,704 rentable square feet of office space in the Building. Tenant agrees and understands that the exact wording, size, design, color, mounting technique and exact location of the aforesaid sign must be physically inspected and approved by Landlord prior to installation. Throughout the term of this Lease,
(i)

Tenant shall pay for all electricity consumed by said sign, and (ii) shall maintain said sign in good condition and repair. Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove such signage and repair any damage resulting therefrom and restore the affected area to the its prior condition. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease.

     7. Rooftop Access. Tenant shall, at no additional cost, throughout the Lease Term, and any extensions thereof, have non-exclusive access to the Building roof to install and use up to three (3), eighteen inch (18") rooftop antenna's for Tenant's use only at a location to be determined by Landlord. Such usage shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such use shall be under all terms, covenants, conditions and provisions of this Lease and shall otherwise conform to the requirements listed below:

     (a) Use and Installation. Tenant, at its own cost and expense, shall construct, install, maintain, remove and use the antennas in accordance with all applicable laws and governmental rules and regulations and in a manner that is safe and does not interfere with any other use of or equipment on or in the roof or the Building. Tenant's installation of the antennas shall be done in a manner which will not impair the structure of the Building or any part thereof, nor interfere in any other way with the Building or its tenants. Tenant agrees to use a non-penetrating mounting system to install the antennas. Prior to installation, Tenant shall provide Landlord with written notice of the proposed location, which shall be approved in writing and in advance by Landlord. The antennas shall be located so it is not visible from ground level, nor shall the location otherwise detract from the overall appearance of the Building as determined by Landlord. Tenant, at its own expense, shall use Landlord's roof contractor to seal any roof penetrations caused by the installation, maintenance or removal of Tenant's antennas, and Tenant shall be responsible for the costs of all roof repairs necessitated by the installation, maintenance, use or removal of such antennas, including any roof repairs which would have been covered by a warranty lost by reason of any of the same.

     (b) Removal. The antennas shall remain the property of Tenant, and Tenant agrees, within thirty (30) days after the expiration of the Lease term or earlier termination of this Agreement, to remove the antennas and restore any portion of the Building affected by the installation of the antennas to its condition which existed prior to Tenant's installation of the antennas.

     (c) Access. Landlord shall grant Tenant, its agents and contractors access to the roof and other areas of the Building at reasonable times to facilitate the installation, use, maintenance and removal of the antennas.

     (d) Indemnity. Owner makes no representation that the Building or its roof is suitable for the installation of such antennas. Neither Owner nor its agents, employees and contractors shall be liable to Tenant or Tenant's agents, employees and contractors for any damage to persons or property caused by any act, omission or negligence of Owner, its agents, employees or contractors. Tenant agrees to indemnify Owner, its agents, employees and contractors for any cost, claim or damage resulting from the installation, operation, maintenance, use, removal or repair of the antennas.

     (e) Relocation. Landlord reserves the right to cause Tenant to relocate its antennas, and Tenant agrees upon such request to relocate the antennas at its own expense.

                               [Signatures Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum.

WITNESS/ATTEST:                         LANDLORD:
                                        First Campus Limited Partnership,
                                        a Maryland limited partnership

                                        By: Guardian Realty Management, Inc.,
                                            as Agent for the landlord


By: /s/ Janet A. Clark                  By: /s/ Anthony G. Labarbera      (SEAL)
    ---------------------------------       ------------------------------
                                            ANTHONY G. LABARBERA, PRESIDENT

                                        Date: 9/2/05


WITNESS/ATTEST:                         TENANT:
                                        PCTEL Maryland, Inc.,
                                        a Delaware corporation


By: /s/ Nancy C. Nathanson              By: /s/ David D. Lawlor           (SEAL)
    ---------------------------------       ------------------------------
                                        Name: David D. Lawlor
                                        Title: CFO & COO

                                        Date: AUG. 30, 2005